                                                                    EXHIBIT 10.1


                  LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT


                                  Dated as of


                                 May 23, 2000


                                by and between


                         Sizzler International, Inc.,

                               (the "Purchaser")

                          FFPE Holding Company, Inc.

                                (the "Seller")

                 Oscar Sarkisian and Martha Patricia Sarkisian
                      (Individually and as Co-Trustees of
                  Sarkisian Family Trust UDT dated 7/19/95),
                   John Sarkisian, Bernadette Sarkisian, and
                     Tamara Sarkisian-Celmo (Individually
                 and as Trustee of the Tamara Sarkisian-Celmo
                       Family Trust UDT dated 10/16/97)

                   (the "Principals" and the "Shareholders")

                               S&C Company, Inc.

                              (the "Old Company")

                                      and

                                   FFPE, LLC

                              (the "New Company")

                               TABLE OF CONTENTS


                                                                        Page
ARTICLE I       SALE OF LLC MEMBERSHIP INTEREST........................  2

ARTICLE II      REPRESENTATIONS OF THE SELLING PARTIES................. 11

ARTICLE III     REPRESENTATIONS OF THE PURCHASER....................... 22

ARTICLE IV      ADDITIONAL AGREEMENTS OF THE SELLING PARTIES........... 23

ARTICLE V       ADDITIONAL AGREEMENTS OF THE PURCHASER................. 29

ARTICLE VI      CONDITIONS............................................. 31

ARTICLE VII     SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION........... 32

ARTICLE VIII    TERMINATION............................................ 37

ARTICLE IX      DEFINITIONS............................................ 38

ARTICLE X       MISCELLANEOUS.......................................... 48

                  LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT
                  ------------------------------------------


     This LLC Membership Interest Purchase Agreement (this "Agreement") is entered into and dated as of May 23, 2000 by and among SIZZLER INTERNATIONAL, INC., a Delaware corporation (the "Purchaser"), FFPE HOLDING COMPANY, INC., a Delaware corporation ("Seller"), OSCAR SARKISIAN ("Oscar"), and MARTHA PATRICIA SARKISIAN ("Pat"), individually and as CO-TRUSTEES OF SARKISIAN FAMILY TRUST UTD DATED 7/19/95 (the "Oscar and Martha Trust"), JOHN SARKISIAN ("John"), BERNADETTE SARKISIAN ("Bernadette"), TAMARA SARKISIAN-CELMO ("Tamara"), individually and as Trustee of the Tamara Sarkisian-Celmo Family Trust UTD Dated 10/16/97 (the "Tamara Trust"), S&C COMPANY, INC., a California corporation (the "Old Company"), and FFPE, LLC, a Delaware limited liability company (the "New Company"). Unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings given to them in Article 9 of this Agreement.

                                   RECITALS:
                                   ---------

     A. The Purchaser, together with its subsidiaries, owns and operates, and franchises to others, restaurants that do business under the Sizzler(R) service mark in the United States and abroad, and owns and operates Kentucky Fried Chicken(R) or KFC(R) restaurants in Queensland, Australia.

     B. The Seller is a newly formed Delaware corporation. The Shareholders are the owners of all of the outstanding shares of capital stock of Seller. The Principals are the officers and/or directors of the Seller, the Old Company and the New Company.

     C. The New Company is a newly formed Delaware limited liability company. The Selling Parties have represented to the Purchaser that (a) the New Company has, or before the Closing Date will have, a single class of Membership Interest and (b) the Seller is, or before the Closing Date will be, the owner of all of the outstanding Units of the New Company.

     D. The New Company is, or on or before the Closing Date shall be, the successor of, and the surviving entity in a merger with, the Old Company.

     E. The Old Company, a California corporation, has been engaged in the operation of the Restaurants and, on or before the Closing, is expected to become the predecessor to, and to merge into, the New Company.

     F. On the terms and conditions set forth herein, (a) the Seller desires to sell, and the Purchaser desires to purchase, 82 units of the New Company, which units (the "Purchased Units") shall represent 82% of all of the outstanding Units of the New Company, and (b) the Selling Parties and the Purchaser desire to carry out the Transactions.

                                  AGREEMENT:
                                  ----------

     In consideration of the foregoing recitals and the mutual representations, warranties, and covenants contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I

                        SALE OF LLC MEMBERSHIP INTEREST

     Section 1.1   Sale of LLC Membership Interest. For the Purchase Price, and
                   -------------------------------
subject to the terms and conditions herein stated, on the Closing Date the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all of the Purchased Units.

     Section 1.2   Closing. The sale referred to in Section 1.1 (the "Sale")
                   -------
shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 501
W. Broadway, Nineteenth Floor, San Diego, California 92101 at 10:00 A.M., PST, on the Closing Date. The parties hereby agree that the effective time of the Closing for Federal income tax purposes shall be at 12:01 A.M., PST, on the Closing Date.

     Section 1.3   Selling Parties' Deliveries. At the Closing, the Selling
                   ---------------------------
Parties shall deliver or cause to be delivered, in form, substance and manner reasonably satisfactory to the Purchaser, the following items:

                   (a) to the Purchaser's order, the Unit Certificate evidencing the Purchased Units (which may bear any appropriate legend), duly endorsed by the Seller in blank as of the Closing Date or accompanied by a written assignment of the Units executed by the Seller and dated as of the Closing Date;

                   (b) a copy of the certificate of formation of the New Company, including any certificate of merger required in connection with the Reorganization, certified by the Secretary of State of the State of Delaware as of a date not earlier than ten (10) days before the Closing Date;

                   (c) the original Limited Liability Company Agreement of the New Company, executed by the Seller;

                   (d) the Amended and Restated Limited Liability Agreement of the New Company, in the form attached to this Agreement as Exhibit 25.

                   (e) an Entity Good Standing Certificate with respect to the New Company, dated as of a date no earlier than ten (10) days before the Closing Date;
                   (f) a Tax Certificate with respect to the New Company, dated as of a date no earlier than ten (10) days before the Closing Date;

                   (g) a certificate from the Secretary of State or other appropriate official in each state in which the New Company is required to qualify to do business, to the effect that the New Company is qualified to do business in such state, as of a date not earlier than ten (10) days before the Closing Date;

                   (h) a copy of the certificate of incorporation of Seller, certified by the Secretary of State of the State of Delaware as of a date not earlier than ten (10) days before the Closing Date;

                   (i) a copy of the bylaws of Seller, certified by the Secretary of the Seller as of the Closing Date;

                   (j) an Entity Good Standing Certificate with respect to the Seller, dated as of a date no earlier than ten (10) days before the Closing Date;

                   (k) a Tax Certificate with respect to the Seller, dated as of a date no earlier than ten (10) days before the Closing Date;

                   (l) a copy of the Board Resolutions of the Seller, certified by the Secretary of the Seller as of the Closing Date;

                   (m) a copy of the articles of incorporation of the Old Company, including any certificate of merger required in connection with the Reorganization, certified by the Secretary of State of the State of California as of a date not earlier than ten (10) days before the Closing Date;

                   (n) the bylaws of the Old Company, certified by the Secretary of the Company as of the Closing Date;

                   (o) a copy of the Board Resolutions of the Old Company, certified by the Secretary of the Seller as of the Closing Date;

                   (p) copies or originals of all other agreements, instruments, certificates, and documents executed, delivered, or filed by or among the Selling Parties in connection with the Reorganization;

                   (q) the Call Option Agreement, executed by the Seller and dated as of the Closing Date;

                   (r) the Put Option Agreements, executed by the Seller and dated as of the Closing Date;

                   (s) the Releases, fully executed by all parties thereto and dated as of the Closing Date;

                   (t) the Consulting Agreements, executed by Oscar and Pat, respectively, and dated as of the Closing Date;

                   (u) the Employment Agreements, executed by the employees thereunder and dated as of the Closing Date;

                   (v) the Warrants, in such denominations as the Seller may request, executed by Seller and dated as of the Closing Date;

                   (w) the Warrant Registration Rights Agreement, executed by the holders of the Registrable Securities, as defined therein and dated as of the Closing Date;

                   (x) the Pledge Agreement, executed by the Seller and dated as of the Closing Date;

                   (y) to the Purchaser's order, the Unit Certificate evidencing the Retained Units (which may bear any appropriate legend), duly endorsed by the Seller in blank as of the Closing Date or accompanied by a written assignment of the Units in blank executed by the Seller and undated;

                   (z) Landlord Estoppel Certificates with respect to each of the Company Real Property Leases, executed by or on behalf of the landlords or lessors thereunder;

                   (aa) Liquor License Approvals with respect to each of the Company's alcoholic beverage licenses;

                   (bb) Written evidence of the cancellation or termination of all outstanding Company Options, and the release of all Liabilities of the Company and its Affiliates in connection therewith, by the holders of such Company Options, subject only to delivery by the Company of the payment for such Company Options;

                   (cc) Written evidence of the redemption or repurchase of all outstanding shares of common stock of the Old Company issued pursuant to exercise of Company Options, and the release by the holders thereof of all Liabilities of the Company and its Affiliates in connection with the grant or exercise of such Company Options, or the issuance of shares pursuant to such exercise, and such redemption or repurchase;

                   (dd) a written agreement as to allocation of Purchase Price pursuant to Section 1.10, executed by the Selling Parties;

                   (ee) Such consent, waiver and estoppel certificate and release of liens and other instruments with respect to Southwest Community Bank as the Purchaser shall reasonably require;

                   (ff) any documents, instruments or actions in connection with the drawdown or funding of a Revolving Loan under the Loan Documents reasonably required by the Purchaser;

                   (gg) the opinion of counsel to the Selling Parties, executed by such counsel and dated as of the Closing Date; and

                   (hh) the Selling Parties' Closing Certificate, executed by the Selling Parties and dated as of the Closing Date; and

                   (ii) a written assumption of liability under the January 4 Note, executed and delivered by the Shareholders.

      Section 1.4  Purchaser's Deliveries.  At the Closing, the Purchaser shall
                   ----------------------
deliver or cause to be delivered, in form, substance and manner reasonably satisfactory to the Selling Parties, the following items:

                   (a) deposit of $15,200,000 of the Purchase Price into the Pay Off Escrow;

                   (b) deposit of $800,000 of the Purchase Price into the Adjustment Escrow;

                   (c) the Warrants, executed by the Purchaser in favor of the Seller, in such denominations as the Seller shall request and dated as of the Closing Date;

                   (d) the Warrant Registration Rights Agreement, executed by the Purchaser and dated as of the Closing Date;

                   (e) a copy of the Certificate of Incorporation of the Purchaser, certified by the Secretary of State of the State of Delaware as of a date not earlier than ten (10) days before the Closing Date;

                   (f) the bylaws of the Purchaser, certified by the Secretary of the Purchaser as of the Closing Date;

                   (g) a copy of the Board Resolutions of the Purchaser, certified by the Secretary of the Purchaser as of the Closing Date;

                   (h) a Corporate Good Standing Certificate and a Tax Certificate with respect to the Purchaser, dated as of a date not earlier than ten (10) days before the Closing Date;

                   (i) the Call Option Agreement, executed by the Purchaser and dated as of the Closing Date;

                   (j) the Put Option Agreements, executed by the Purchaser and dated as of the Closing Date;

                   (k) the Pledge Agreement, executed by the Purchaser and dated as of the Closing Date;

                   (l) the Consulting Agreements, executed by the New Company and dated as of the Closing Date;

                   (m) the Employment Agreements, executed by the New Company and dated as of the Closing Date;

                   (n) a written agreement as to allocation of Purchase Price pursuant to Section 1.10, executed by the Purchaser;

                   (o) the drawdown or funding of the Revolving Loan (as defined under the Loan Documents);

                   (p) irrevocable letter of credit in the amount of $3.1 million from a bank or other financial institution reasonably acceptable to Seller, securing the Purchaser's obligations under Section 1.5(a)(i) of this Agreement;
                   (q) the opinion of counsel to the Purchaser, executed by such counsel and dated as of the Closing Date; and

                   (r)  the Purchaser's Closing Certificate.

      Section 1.5  Additional Consideration.  On the terms and subject to the
                   ------------------------
conditions of this Section 1.9, within 20 business days after the determination of the Additional Consideration (the "Additional Consideration Payment Date"), the Purchaser shall pay or cause to be paid to the Seller additional consideration (the "Additional Consideration"), determined as follows:

                   (a) The amount of the Additional Consideration payable by the Purchaser to the Seller on the Additional Consideration Payment Date consists of two components and shall be determined as follows:

                        (i) If, and only if, any of Net Sales, Restaurant EBITDA, Total EBITDA or Number of Business Units for the Earn-Out Period exceeds the Minimum Criteria as set forth in the Additional Consideration Table, then the Purchaser shall pay to the Sellers the amount of Additional Consideration set forth in the Additional Consideration Table, which amounts in the aggregate, shall not exceed $3,100,000.

                        (ii) If, and only if, each of Net Sales, Restaurant EBITDA, and Total EBITDA for the Earn-Out Period exceeds the Full Target, as set forth in the Additional Consideration Table, and if the number of Business Units is at least 18, then an additional amount shall be paid as follows: the Purchaser shall pay to the Seller (A) one-half (1/2) of the first $2,000,000 in Excess Restaurant EBITDA, and (B) one-third (1/3) of any Excess Restaurant EBITDA that is greater than such initial $2,000,000 Excess Restaurant EBITDA; provided, however, that the Purchaser shall not be obligated to pay in excess of $5,000,000 under clause (B) of Section 1.5(a)(ii) of this Agreement.

                   (b) Not later than May 1, 2003, the Purchaser shall compute the amount of Net Sales, Restaurant EBITDA, Total EBITDA and Number of Business Units for the Earn-Out Period, and the Purchaser shall provide to the Seller for its review and approval, the Purchaser's computations and working papers reflecting how such computations were made. If the Sellers have any objections to the computation of Net Sales, Restaurant EBITDA, Total EBITDA and Number of Business Units for the Earn-out Period, they will deliver detailed statements describing their objections to the Purchaser within 30 days after receiving the Purchaser's computations and working papers reflecting how such computations were made. The parties will use their reasonable efforts to resolve any such objections. If, however, the parties do not obtain final resolution of this matter within 30 days after the Purchaser has received the statements of objections, the parties shall submit the dispute for resolution in the manner and shall bear the costs thereof as described in Section 1.9(d). The Accountant's determination of the amount of Net Sales, Restaurant EBITDA, Total EBITDA and Number of Business Units for the Earn-Out Period shall be rendered by the Accountant in a writing setting forth in reasonable specificity the reasons for each conclusion reached in its decision. The Accountant's determination shall be binding upon all parties. The Purchaser and the Sellers shall use their best efforts to aid the Accountant in reaching a decision within 30 days from the date the dispute is tendered to the Accountant. In computing the EBITDA for purposes of this Section, the Purchaser shall make any adjustment required by the Intercompany Accounting procedures as described on the EBITDA Adjustment Guidelines, attached as Exhibit 26.

      Section 1.6  Sales and Transfer Taxes. The Purchaser shall bear the cost
                   ------------------------
of any and all Transfer Taxes applicable to the Sale.

      Section 1.7  Pay Off Escrow.
                   --------------

                   (a) Before the Closing, the parties shall open an escrow (the "Pay Off Escrow") for the purpose of ensuring the prior payment and satisfaction in full of certain interests in and claims against the Company. The Pay Off Escrow shall be opened at Chicago Title Company in Los Angeles, California or such other institutional escrow holder mutually acceptable to the parties (the "Pay Off Escrow Holder").

                   (b) The parties shall open the Pay Off Escrow by executing and delivering, together with the Pay Off Escrow Holder, a written escrow agreement (the "Pay Off Escrow Agreement"). The terms and conditions of the Pay Off Escrow Agreement shall be consistent with this Agreement unless the parties otherwise agree.

                   (c) On or before the Closing, the Seller shall prepare a schedule of holders of any Company Options or any shares of the Old Company's common stock outstanding immediately before the merger contemplated as part of the Reorganization (the "Scheduled Holders"). All of the Scheduled Holders shall have agreed to the cancellation or termination of their Company Options or the redemption or repurchase of their shares, as of immediately before such merger. The schedule shall indicate the name, address, Social Security Number, amount of securities, and termination or redemption price of such securities.

                   (d) At the Closing, the Purchaser shall deposit into the Pay Off Escrow the cash portion of the Purchase Price described in Section 1.4(a) (the "Pay Off Escrow Amount") and Purchaser and Seller shall deliver joint written instructions to the Pay Off Escrow Holder (the "Payoff Escrow Payment Instructions"). The Payoff Escrow Payment Instructions shall instruct the Pay Off Escrow Holder to immediately disburse the Pay Off Escrow Amount, as follows:

                        (i) first, to the Pay Off Escrow Holder for its fees and costs;

                        (ii) second, to the Shareholders in the amount necessary to pay in full all indebtedness of the Company owed to them (whether such Shareholders are the original payee or an assignee thereof);

                        (iii) third, to the holder of the Mattix Note in the amount necessary to pay in full all indebtedness thereunder;

                        (iv) fourth, to George Celmo in the amount necessary to pay in full all indebtedness of the Company owed to him (other than the January 4 Note);

                        (v) fifth, to Christopher Thomas in the amount necessary to pay in full all indebtedness of the Company owed to him;

                        (vi) sixth, to the Scheduled Holders in their respective amounts shown on the schedule;

                        (vii) seventh, to the Seller.

                   (e) Upon delivery to the Pay Off Escrow Holder of the Payoff Escrow Payment Instructions, the Pay Off Escrow Holder shall immediately disburse the amount specified in such Payment Instructions.

                   (f) The Pay Off Escrow Amount may be invested by the Pay Off Escrow Holder in certificates of deposit, U.S. governmental obligations, or interest-bearing accounts as reasonably requested by the Seller. All interest accruing on the Pay Off Amount shall be for the benefit of Seller.

                   (g) The Pay Off Escrow Holder shall close the Pay Off Escrow as soon as possible following execution of the Payoff Escrow Payment Instructions. The Pay Off Escrow Holder shall provide a statement to each of the Seller and the Purchaser of all deposits, interest, costs and disbursements related to the Pay Off Escrow Account. All Pay Off Escrow fees and costs shall be payable by Seller.

      Section 1.8  Adjustment Escrow.
                   -----------------

                   (a) Before the Closing, the parties shall open an escrow (the "Escrow") for the purpose of ensuring the availability of cash to satisfy any required adjustment to the Purchase Price under Section 1.9 hereof (an "Adjustment"). The Adjustment Escrow shall be opened at Chicago Title Company in Los Angeles, California or such other institutional escrow holder mutually acceptable to the parties (the "Adjustment Escrow Holder"). The parties shall open the Escrow by executing and delivering, together with the Adjustment Escrow Holder, written escrow agreement(s) and instructions (the "Adjustment Escrow Agreement"). The terms and conditions of the Escrow Agreement shall be consistent with this Agreement unless the parties otherwise agree.

                   (b) All amounts deposited by the Purchaser into the Adjustment Escrow at the Closing, and any interest thereon (the "Holdback Amount"), shall be retained in the Adjustment Escrow until termination of the escrow or the earlier disbursement of all or any portion of the Holdback Amount in satisfaction of any required Adjustment. The Holdback Amount may be invested by the Adjustment Escrow Holder in certificates of deposit, U.S. governmental obligations, or interest-bearing accounts as reasonably requested by the Seller. Subject to disbursement to the Purchaser in satisfaction of any required Adjustment, all interest accruing on the Holdback Amount shall be for the benefit of Seller.

                   (c) Promptly following the determination of the amount of any Adjustment pursuant to Section 1.9, the Purchaser and the Seller shall execute and deliver joint written instructions to the Adjustment Escrow Holder regarding the disbursement of the Holdback Amount in accordance with such Section (the "Adjustment Payment Instructions"). Upon delivery of the Adjustment Payment Instructions to the Adjustment Escrow Holder, the Adjustment Escrow Holder shall promptly disburse the amounts to the Persons specified in such Payment Instructions.

                   (d) The Adjustment Escrow shall remain open until the earlier of (a) the date on which all of the Holdback Amount has been disbursed pursuant to the Adjustment Payment Instructions, (b) the last day of the sixth calendar month following the Closing Date, unless the Escrow Holder has theretofore received written notice from Purchaser to the effect that there is a claim of Adjustment to which the Purchaser believes it is entitled under Section 1.9, which is unpaid on or before the 150/th/ day before the Closing Date, and which is the subject of pending litigation, arbitration or other dispute resolution proceeding not anticipated to be completed on or before such six-month expiration, or (c) the date of termination set forth in any joint written instructions from the Purchaser and the Seller or any judgment or order of the court delivered to the Adjustment Escrow Holder, in either case to the effect that the Escrow has been or shall be terminated (any such date, a "Termination Date").

                   (e) As soon as practicable following a Termination Date, the Adjustment Escrow Holder shall do the following:

                        (i)    close the Adjustment Escrow;

                        (ii) disburse to the Purchaser, out of the Holdback Amount, any amounts as to which the Adjustment Escrow Holder had theretofore received Payment Instructions to pay to the Purchaser but that remain undisbursed as of the Termination Date;

                        (iii) unless otherwise instructed by the Seller, distribute all of the Holdback Amount remaining after any disbursement required by Section 1.8(e)(ii) hereof to the Seller; and

                        (iv) deliver to Purchaser and the Seller an accounting of the receipt, investment, and all disbursements of the Holdback Amount and all Adjustment Escrow fees and costs.

                   (f) All Adjustment Escrow fees and costs shall be payable by Purchaser.

      Section 1.9  Purchase Price Adjustment.
                   -------------------------

                   (a) The Purchase Price shall be subject to reduction after the Closing Date (i) in the amount, if any, by which Closing Indebtedness exceeds $4,236,000 (the "Closing Indebtedness Overage") and (ii) in the amount, if any, by which Closing Current Liabilities less Closing Current Assets exceeds $600,000 (the "Working Capital Deficiency"), determined as set forth in this Section.
                   (b) The Purchase Price shall be subject to increase after the Closing Date by an amount equal to (i) the amount, if any, by which Closing Indebtedness is less than $4,236,000 (the "Closing Indebtedness Deficiency") and
(ii) the amount, if any, by which

Closing Current Assets less Closing Current Liabilities (the "Working Capital Excess") exceeds $600,000.

                   (c) Promptly following the Closing, the Seller shall prepare, and cause the New Company's certified public accountants to audit, consolidated financial of the New Company as of the Closing Date prepared in accordance with GAAP and with such adjustments and reserves as may be required by Section 4.10 (the "Closing Financial Statements"). On the basis of the Closing Financial Statements, the New Company's accountants shall compute Closing Indebtedness, Closing Current Assets, Closing Current Liabilities and Closing Current Indebtedness. In making their computations, the accountants shall not consider Current Assets to include cash in the amount of any unpaid non-working capital items. The New Company shall deliver the Closing Financial Statements and the computations to the Purchaser within 60 days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements and the computations, the Purchaser has not given the Seller notice of its objection thereto (such notice to contain a statement of the basis of the Purchaser's objection), then the Closing Indebtedness, Closing Current Assets, Closing Current Liabilities and Closing Current Indebtedness included in the computation shall be used to determine the Closing Indebtedness Overage, Closing Indebtedness Deficiency, the Working Capital Deficiency, and Working Capital Excess, if any.

                   (d) If the Purchaser gives such notice of objection, and the parties fail to resolve such objection within thirty (30) days, then the issues in dispute will be submitted to a "Big Five" accounting firm (the "Accountants") for resolution. If issues are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are reasonably available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) the Purchaser and the Seller will each bear 50% of the fees of the Accountants for such determination.

                   (e) If as finally determined either the Closing Indebtedness Overage is greater than zero or the Working Capital Deficiency is greater than zero, then on the tenth business day following the final determination of such amounts, the Seller shall pay to the Purchaser an amount equal to the Closing Indebtedness Overage and the Working Capital Deficiency, as the case may be. All payments will be made together with interest at 8% compounded daily beginning on the Closing Date and ending on the date of payment. Payment must be made in immediately available funds. At the Seller's option, payment may be made by either check, wire transfer, or disbursement from Escrow pursuant to Payment Instructions to the Escrow Holder.

                   (f) If as finally determined either the Closing Indebtedness Deficiency is greater than zero or the Working Capital Excess is greater than zero, then on the tenth business day following the final determination of such amounts, the Purchaser shall pay to the Seller an amount equal to the Closing Indebtedness Deficiency and the Working Capital Excess, as the case may be. All payments will be made together with interest at 8% compounded daily beginning on the Closing Date and ending on the date of payment. Payment must be made in immediately available funds. At the Purchaser's option, payment may be made by either check or wire transfer.

      Section 1.10  Allocation of Purchase Price. In accordance with United
                    ----------------------------
States Treasury Regulations Section 301.7701-3(f)(2) and Internal Revenue Service Revenue Ruling 99-5 (and corresponding provisions of state income tax law), for federal and state income tax purposes, Seller and Purchaser agree to report the transaction described in Section 1.1 (Sale of LLC Membership Interest) as (i) a sale by Seller and purchase by Purchaser of an 82% undivided interest in the assets of the New Company, followed immediately thereafter by
(ii) the contribution by Purchaser of such 82% undivided interest and by Seller of its remaining 18% undivided interest in such assets to a partnership (i.e., the New Company, upon the acquisition of the Purchase Units by Purchaser at Closing) in a transaction governed by Section 721 of the Code, wherein (iii) the consideration received or to be received for such assets in such sale and purchase for purposes of Section 1060 of the Code consists of the Purchase Price and 82% of the liabilities of the New Company (in connection with which and for all such purposes, including without limitation the determination of the Purchaser's basis in such 82% undivided interest in such assets and the gain or loss of Seller with respect to the sale thereof, the parties shall treat the Additional Consideration in accordance with the "open transaction" method of reporting) (such consideration, as it may be adjusted from time to time in accordance with such method of reporting, is referred to herein as the "Tax Purchase Price"). The Tax Purchase Price shall be allocated among the 82% undivided interest in such assets so purchased by Purchaser as set forth in a schedule to be prepared by the parties on or before the Closing. In connection with such allocation, the parties acknowledge and agree that no portion of the Tax Purchase Price shall be allocated to the covenants of the Principals in
Section 4.9 hereof (Non-Competition), it being understood that the Principals have entered into such covenants solely in consideration of the execution of this Agreement by the other parties hereto and not in consideration of any portion of the Tax Purchase Price. The determination of the initial Book Value of assets of the New Company as of immediately after the Closing, within the meaning of Section 1.8 of the Amended and Restated Limited Liability Operating Agreement attached as Exhibit 25, shall be made in a manner consistent with the foregoing allocation of the Tax Purchase Price and shall be adjusted from time to time to reflect Additional Consideration paid.

                                  ARTICLE II

                    REPRESENTATIONS OF THE SELLING PARTIES

      Except as otherwise set forth in the Selling Parties' Disclosure Schedule, each of the Selling Parties represent and warrant as follows:

      Section 2.1  Existence and Good Standing.
                   ---------------------------

                   (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

                   (b) The New Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The New Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character or location of the property owned, lease or operated by it or the nature of the business conducted by it makes such qualification necessary. The New Company has not elected to be treated as an association for federal tax purposes pursuant to United States Treasury Regulations Section 301.7701-3(c).

                   (c) The Old Company is a corporation duly incorporated, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Old Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character or location of the property owned, lease or operated by it or the nature of the business conducted by it makes such qualification necessary.

      Section 2.2  Capital Stock.
                   -------------

                   (a) The New Company will, as of the Closing, have an authorized capitalization consisting of one hundred (100) Units of Membership Interest, of which 100 Units as of the Closing will be issued and outstanding. No other Units of Membership Interest are authorized or issued. All issued and outstanding Units are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights, puts, calls, pre-emptive rights, commitments, conversion rights, rights of exchange, plans or other agreements of any kind relating to any of the outstanding, authorized but unissued or unauthorized shares of or units of equity interest in, or any other security of the New Company, and there is no authorized or issued security of any kind convertible into or exchangeable, for any such capital stock or other security, other than as contemplated by this Agreement.

                   (b) The Old Company has an authorized capitalization consisting of one class of capital stock, designated as common stock, of which 1,320,000 shares are issued and outstanding. No other shares of capital stock are authorized or issued. All issued and outstanding subscriptions, options, warrants, rights, puts, calls, preemptive rights, commitments, conversion rights, rights of exchange, plans or other agreements of any kind relating to any of the outstanding, authorized but unissued or unauthorized shares of or units of equity interest in, or any other security of the Old Company, and there is no authorized or issued security of any kind convertible into or exchangeable, for any such capital stock or other security, other than as contemplated by this Agreement.

      Section 2.3  Subsidiaries. The only Company Subsidiary is Oscar's of
                   ------------
Arizona, LLC (the "Arizona LLC"). The Company is the sole member of the Arizona LLC. The Company owns its membership interest in the Arizona LLC free and clear of any Encumbrance. The Company's membership interest in the Arizona LLC has been duly authorized, validly issued, fully paid and is non-assessable and was issued free of preemptive rights and in compliance with applicable laws. No equity securities of the Arizona LLC are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, membership interests of the Arizona LLC, and there are no contracts, commitments, understandings or arrangements by which the Arizona LLC is bound to issue additional membership interests, or options, warrants or rights to purchase or acquire any additional membership interests or securities convertible into or exchangeable for such membership interests.

       Section 2.4  Ownership of Stock. The Seller, on or before the Closing,
                    ------------------
will be the lawful owner of all of the Units. On or before the Closing, the Units will be free and clear of any Encumbrances, other than restrictions imposed by applicable securities laws. The delivery to the Purchaser of the Units at Closing pursuant to the provisions of this Agreement will transfer to the Purchaser valid title thereto, free and clear of any and all Encumbrances.

       Section 2.5  Authorization and Validity of Agreement. Each of the Selling
                    ---------------------------------------
Parties has the full capacity to execute and deliver this Agreement, to perform such Selling Party's respective obligations hereunder and to consummate the Transactions and the Reorganization. This Agreement has been duly executed and delivered by each of the Selling Parties and, assuming the due execution of this Agreement by the Purchaser, is a valid and binding obligation of each of the Selling Parties, enforceable against each such Selling Party in accordance with its terms, except to the extent that its enforceability may be subject to the Enforceability Exceptions.

       Section 2.6  Governmental Approvals. No Consent of any Governmental
                    ----------------------
Authority on the part of any of the Selling Parties or Company Subsidiaries is required in connection with the execution or delivery by any of the Selling Parties of this Agreement or the consummation by the Selling Parties of the Transactions, other than pursuant to the HSR Act, approvals by state alcoholic beverage control authorities, and any required state or federal securities law filings in connection with any solicitation of the holders of Company Options or with the Warrants.

       Section 2.7  Consents and Approvals; No Violations. The execution and
                    -------------------------------------
delivery of this Agreement, the consummation of the Transactions and compliance by the Selling Parties with the provisions hereof will not (a) conflict with or result in any breach of any provision of the charter documents of the Seller, the Company or any of the Company Subsidiaries, (b) require any Consent under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument involving in excess of $10,000 to which the Seller, the Company or any Company Subsidiaries are parties or by which their respective assets are bound, (c) result in the creation or imposition of any Encumbrance upon any of the outstanding shares of the capital stock or units of membership interest or assets of the Seller, the Company or any Company Subsidiary, or (d) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.4(a) hereof, contravene any provision of any Law to which the Seller, the Company or any Company Subsidiary or its or any of their respective assets or properties are subject.

       Section 2.8  Company Financial Statements.  The Selling Parties have made
                    ----------------------------
available to the Purchaser true and complete copies of the Company Financial Statements. The Company Financial Statements other than the Interim Statement have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and present or will present fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements included within the Company Financial Statements, to normal year-end audit adjustments. All accounts receivable of the Company, whether reflected in the Company Financial Statements or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown in the Company Financial Statements filed prior to the date hereof.

       Section 2.9  Absence of Certain Changes or Events; No Undisclosed
                    ----------------------------------------------------
Liabilities. Since December 31, 1999, there has not been: (a) any event that has
-----------
had or would reasonably be expected to have a Company Material Adverse Effect,
(b) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any shares of capital stock or securities of the Company by the Company or any Company Subsidiary (other than to shareholders to allow them to pay their taxes on 1999 income) (c) any material damage or loss to any material asset or property, whether or not covered by insurance, or (d) any change by the Company in accounting principles or practices. Since December 31, 1999, there has not been any action taken by any Selling Party, or any Company Subsidiary that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of Section 4.1. Except for those liabilities that are fully reflected or reserved against on the balance sheet of the Company included in the Company Financial Statements and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1999, neither the Company nor any of the Company Subsidiaries has incurred any liability or any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

       Section 2.10 Litigation. There is no action, suit or proceeding at law
                    ----------
or in equity by any Person or any arbitration or any administrative or other proceeding by or before any Governmental Authority pending or, to the Selling Parties' Knowledge, threatened against the Company or any of the Company Subsidiaries.

       Section 2.11 Contracts.
                    ---------

                    (a) There are no Company Contracts that are not listed in the Selling Parties' Disclosure Schedule. All Company Contracts are valid and binding and are in full force and effect and enforceable by the Company or Company Subsidiary, as applicable, in accordance with their respective terms, subject to the Enforceability Exceptions. Neither the Company nor any of the Company Subsidiaries is in violation or breach of or default under any Company Contract.

                    (b) All payments owed by the Company or any Company Subsidiary on any Company Contract have been paid. The Company has not received written notice that it is in default under any Company Contract. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would give rise to a right in favor of any Person party to a Company Contract to accelerate the obligations of the Company or Company Subsidiary under the Company Contract or otherwise become a default by the Company or Company Subsidiary under such Company Contract.

                    (c) Neither the Company nor any Company Subsidiary is a party to, or has any of its assets or properties subject to, any agreement, arrangement or understanding (written or oral) with any other Person (including a Company Subsidiary or an Affiliate of the

Company or of any Company Subsidiary), which (i) provides capital, surplus, balance sheet or any other form of economic or financial support to such other person other than the Arizona LLC, (ii) guarantees the obligations of, or performance of any acts, by such other Person, or (iii) imposes legal liability on the Company or any Company Subsidiary for any payments (contingent or otherwise) under any third-party note, guarantee, debt, bond, mortgage, indenture, contract, lease, license, agreement or instrument, in each case (i),
(ii) and (iii) in an amount in excess of $10,000.

       Section 2.12  Employee Benefit Plans. For purposes of this Section 2.12,
                     ----------------------
the term "Company" shall include all members of the "Controlled Group of Employers," which includes all entities that would be aggregated with the Company pursuant to Code Section 414.

                     (a) The Selling Parties' Disclosure Schedule contains a true and complete list of all Company Employee Benefit Plans.

                          (i)    Each Company Employee Benefit Plan (and each
related trust, insurance contract, or fund) (other than any Multiemployer Plan) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws and has been operated in all material respects in accordance with the terms of each such plan's document.

                          (ii)   All required reports and descriptions
(including, as applicable, Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been filed or distributed appropriately with respect to each such Company Employee Benefit Plan (other than any Multiemployer Plan). The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met in all material respects with respect to each such Company Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA and Section 5000(b)(1) of the Code).

                          (iii)  All contributions (including all employer
contributions and employee salary reduction contributions) which are due under any Company Employee Benefit Plan which is an Employee Pension Benefit Plan have been paid to each Company Employee Benefit Plan in a timely manner and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Company Employee Pension Benefit Plan or accrued in accordance with GAAP. All premiums or other payments required to be paid under each Company Employee Benefit Plan which is an Employee Welfare Benefit Plan for all periods ending on or before the Closing Date have been paid in a timely manner with respect to each such plan.

                          (iv)   Each Company Employee Benefit Plan which is an
Employee Pension Benefit Plan intended to meet the requirements of a "qualified plan" under Code Sec. 401(a) (other than Multiemployer Plan) has received a favorable determination letter from the Internal Revenue Service with respect to the tax-qualified status of the plan and, to the Selling Parties' Knowledge, no event has occurred and no condition exists which would reasonably be expected to result in the revocation of any such determination.

                          (v)    The market value of the assets under each
Company Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any

Multiemployer Plan) subject to Title IV of ERISA equals or exceeds the present value of all vested and nonvested accumulated benefit liabilities thereunder as of the close of its most recent plan year determined in accordance with the methods, factors, and assumptions used by such plan's actuary.

                    (vi) The Selling Parties have delivered to the Purchaser correct and complete copies of (as applicable) the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Company Employee Benefit Plan (other than any Multiemployer
Plan).

               (b) No Company Benefit Plan which is subject to Title IV of ERISA (other than any Multiemployer Plan) has been completely or partially terminated (other than in a standard termination under ERISA Section 4041(b)) or has been the subject of a reportable event, within the meaning of ERISA Section 4043(c), which would reasonably be expected to result in a liability of the Company. No proceeding by the PBGC to terminate any such Company Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Selling Parties' Knowledge, threatened.

               (c) There have been no Prohibited Transactions with respect to any Company Benefit Plan, which would reasonably be expected to result in a liability of the Company. To the Selling Parties' Knowledge, no fiduciary has any liability for breach of fiduciary duty under, or any other failure to act or comply with, the applicable requirements of Part 4 of subtitle B of Title I of ERISA, in connection with the administration or investment of the assets of any such Company Benefit Plan, other than any Multiemployer Plan, which would reasonably be expected to result in a liability of the Company. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Company Benefit Plan (other than Multiemployer Plan) (other than routine claims for benefits) is pending or, to the Selling Parties' Knowledge, is any of the foregoing threatened. Neither the Selling Parties nor, to the Selling Parties' Knowledge, the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any knowledge of any event which has occurred or condition which exists that would reasonably be expected to result in any such action, suit, proceeding, hearing, or investigation.

               (d) The Company has not incurred and, to the Selling Parties' Knowledge, no event has occurred and no condition exists that would reasonably be expected to result in the incurrence by the Company of, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any Withdrawal Liability, as that term is defined below) or under the Code with respect to any such Company Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Section 401(a) of the Code.

               (e) The Company has not incurred any unsatisfied withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA ("Withdrawal Liability") to any Multiemployer Plan, and, to the Selling Parties' Knowledge, if, as of the close of the most recent fiscal year of any Multiemployer Plan to which any of them contributes, the Company or any such member were to engage in a complete withdrawal (as defined in Section 4203 of ERISA) from any such

Multiemployer Plan, neither the Company nor any such member would incur Withdrawal Liability.

                    (f) The Company does not maintain or ever has maintained or contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B or any applicable state law).

                    (g) None of the persons performing services for the Company have been improperly classified as being independent contractors, leased employees, or as being exempt from the payment of wages for overtime.

                    (h) None of the assets of any Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment, or other similar expense upon its premature termination.

                    (i) No Benefit Plan is of a (i) "multiple employer welfare arrangement," as that term is defined in ERISA Section 3(40) or (ii) a "welfare benefit fund," as that term is defined in Code Section 419(e).

     Section 2.13   Employment Agreements. The Selling Parties have identified
                    ---------------------
in the Selling Parties' Disclosure Schedule, and have made available to the Purchaser, true and complete copies of (1) all severance, employment consulting and other agreements with directors, executive officers, key employees or consultants of the Company; (2) all severance programs and policies of each of the Company and each Company Subsidiary with or relating to Employees or directors; and (3) all plans, programs, agreements and other arrangements of each of the Company and each Company Subsidiary with or relating to Employees which contain change in control provisions. Except for the amount of the payments due under such agreements, programs, policies, plan or other arrangements referred to in the preceding sentence, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event, such as termination of employment)
(A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any Company Subsidiary or Affiliate under any Employee Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Employee Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any benefits.

     Section 2.14   Taxes.
                    -----

                    (a) The Company has filed or caused to be filed all returns and reports for Taxes ("Tax Returns") required to be filed by, or with respect to, the Company on or prior to the date hereof and has timely paid all Taxes shown to be due on such Tax Returns. All such Tax Returns were correct and complete in all respects.

                    (b) All Taxes and Liabilities for Taxes of the Company or of the Selling Parties relating to the Company due and payable by the Company or for which the

Company or its assets may be responsible and which are due and payable have been paid. All Taxes attributable to all taxable periods ending on or before the Closing Date (other than taxes attributable to the transfer of the Purchased Units in accordance with Section 1.1 hereof), to the extent not required to be previously paid, have been fully and adequately reserved for on the books and records of the Company and the Company will not accrue a Tax liability after the date hereof up to the time immediately before Closing other than a Tax liability accrued in the ordinary course of business.

                         (i)    There is no audit, assessment or claim now
pending or, to the Selling Parties' Knowledge, threatened by any taxing authority regarding any Taxes relating to the Company for the Pre-Closing Period or for which the Company or its assets may be responsible. No claim has ever been made in writing by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction for the Pre-Closing Period.

                         (ii)   The Company has not been included in any
"consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

                         (iii)  There are no agreements for the extension or
waiver of the time for assessment of any Taxes relating to the Company for any Pre-Closing Period, and the Company has not been requested to enter into any such agreement or waiver.

                         (iv)   The Company has withheld and paid all Taxes
required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                         (v)    There are no tax sharing or allocation
agreements in effect as between the Company and any other party (including, without limitation, any of the Seller and any predecessor or Affiliate of any of the Selling Parties other than the Company) under which the Purchaser or the Company could be liable for any Taxes after the Closing Date.

                    (c) Effective for the tax year beginning January 1, 1993, Old Company duly and timely filed an election, executed by all persons whose signatures were required on such election, to be treated as an "S" corporation on IRS Form 2553 in accordance with the instructions on that form, and from and after such date, Old Company has been duly qualified as an "S" corporation as defined in the Code, and Old Company has been entitled to be so treated as an "S" corporation during such period.

                    (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

     Section 2.15   Intellectual Property
                    ---------------------

                    (a) The Company or the Company Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all Company Intellectual Property.

                    (b) There are no conflicts with or infringements of any Company Intellectual Property by any third party and the conduct of the Business does not conflict with or infringe any proprietary rights of any third party.

                    (c) The Selling Parties' Disclosure Schedule contains a complete list of all material trademarks, registrations, and applications pertaining to the Company Intellectual Property. All such Company Intellectual Property so listed is owned by the Company and/or the Company Subsidiaries, free and clear of any Encumbrances.

                    (d) There are no licenses, sublicenses or other agreements under which any of the Selling Parties or any of the Company Subsidiaries have granted rights to any Person to use the Company Intellectual Property. Neither any of the Selling Parties nor any Company Subsidiary will, as a result of the execution and delivery by the Selling Parties or the performance by the Selling Parties of their respective obligations under this Agreement, be in breach of any license, sublicense or other agreement relating to the Company Intellectual Property.

                    (e) The Company and each of the Company Subsidiaries own or have the right to use all computer and point-of-sale hardware and software currently used in and material to the Business, on a per user basis.

                    (f) All Company Intellectual Property was developed by employees of the Company within the scope of their employment or independent contractors as "works-made-for-hire" as that term is defined under Section 101 of the United States copyright laws, pursuant to written agreements.

     Section 2.16   Insurance.  The Selling Parties' Disclosure Schedule sets
                    ---------
forth a true and complete list of all insurance policies (in effect currently or at any time during the previous four years) carried by, or covering the Company and the Company Subsidiaries, with respect to the Business and their respective assets and properties, other than as is indicated on the Selling Parties' Disclosure Schedule, together with, in respect of each such policy, the amount of coverage and the deductible. Other than as is indicated on the Selling Parties' Disclosure Schedule, each insurance policy listed in the Selling Parties' Disclosure Schedule is in full force and effect and all premiums due thereon have been paid in full for those policies in effect currently or in effect at any time during the previous four years).

     Section 2.17   Title to Properties.  The Selling Parties' Disclosure
                    -------------------
Schedule sets forth a true and complete list of all Company Real Property (other than Company Real Property Leases). The Company Real Property set forth in the Selling Parties' Disclosure Schedule comprises all of the real property currently used in the operation of the Business.

     Section 2.18   Leases.  The Selling Parties' Disclosure Schedule sets forth
                    ------
a true and complete list of all Company Real Property Leases. Each Company Real Property Lease is a valid leasehold interest and is in full force and effect. All rents, additional rents and other amounts owed by Company or any Company Subsidiary under any Company Real Property Lease have been paid. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all Company Real Property Leases. The Company is not currently in default under any Company Real Property Lease. The Company Real Property Leases are free and clear of all Encumbrances, except for Permitted Encumbrances. The consummation of the Transactions will not create any Encumbrance (other than Permitted Encumbrances) on any of the Company Real Property. There exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company under any Company Real Property Lease.

     Section 2.19   Environmental, Health and Safety Matters.
                    ----------------------------------------

                    (a) No Hazardous Substances have been generated, treated, stored, release or disposed of, or otherwise placed, deposited in or located any Company Real Property, by the Company or, to the Seller's knowledge, any other Person, except in compliance with all applicable Laws.

                    (b) To Seller's knowledge, no activity has been undertaken on any Company Real Property that would cause or contribute to (i) any Company Real Property becoming a treatment, storage or disposal facility in violation of RCRA or any similar state law or local ordinance, (ii) a release or threatened release of any Hazardous Wastes from the Company Real Property in violation of CERCLA or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, for which the Company does not have all required Permits under the Federal Water Act or the Clean Air Act or any similar state law or local ordinance.

                    (c) To Seller's knowledge, there are no substances or conditions in or on the Company Real Property that may support a claim or cause of action under any Environmental, Health and Safety Laws.

                    (d) To Seller's knowledge, there are no above ground or underground tanks that have been located under, in or about the Company Real Property which have been subsequently removed or filled.

                    (e) Neither the Seller nor the Company or any Company Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company and the Company Subsidiaries or their properties arising under Environmental, Health and Safety Laws.

     Section 2.20   Compliance with Laws. The Business has been operated in
                    --------------------
compliance with all Laws applicable thereto, other than any failure of compliance which would involve an amount less than $10,000.

     Section 2.21   Permits.  The Company and each of the Company Subsidiaries
                    -------
have all Company Permits. All Company Permits are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any Company Permit. No proceedings are pending or, to the Selling Parties' Knowledge, threatened to revoke or limit any Company Permit or to limit the manner in which the Company conducts the Business.

     Section 2.22   Operations.  Each Restaurant is supplied with utilities
                    ----------
(including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such facility as currently operated, and, to the Selling Parties' Knowledge, there is no condition which would reasonably be expected to result in the termination or material modification of the present access from the Restaurant to or materially increase the cost of such utility services.

     Section 2.23   Labor Matters.  Neither the Company nor any Company
                    -------------
Subsidiary is a party to any labor agreement with respect to their respective employees with any labor organization, union or group. As to the employees, no labor organization or group of employees has made a pending demand which has been served upon the Company or any Company Subsidiary for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending which has been served upon the Company or any Company Subsidiary nor are any such proceedings or petitions threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Selling Parties' Knowledge, threatened against the Selling Parties or its Affiliates involving the Employees, nor are there any organizing activities pending.

     Section 2.24   Transactions with Affiliates.  The Selling Parties'
                    ----------------------------
Disclosure Schedule identifies all contracts, commitments and agreements (other than ordinary and customary executive benefits) in effect as of the date hereof by and between (A) the Company or any Company Subsidiary on the one hand and any of the Selling Parties or other Affiliate of the Company on the other hand.

     Section 2.25   Broker's or Finder's Fees. Except for the fees of Flemming,
                    -------------------------
Lessard & Shields (for which the Sellers shall be solely responsible), no agent, broker, person or firm acting on behalf of any of the Selling Parties or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the Transactions.

     Section 2.26   Selling Parties' Disclosure Statement.  The parties have
                    -------------------------------------
acknowledged that the Selling Parties have delivered a preliminary Selling Parties' Disclosure Schedule, in the form attached to this Agreement as Exhibit
19. Within three (3) business days of the date hereof, the Selling Parties shall deliver a final Selling Parties' Disclosure Statement (the "Final Schedule") to the Purchaser. The Final Schedule shall amend and restate the Selling Parties' Disclosure Statement in the form attached to this Agreement. Within three (3) business days of such delivery, Purchaser shall identify in writing all documents, contracts, agreements, instruments or other information described or referred to in the Final Schedule, which are remaining to be delivered to the Purchaser. Within three (3) business days of such delivery, the Seller shall deliver copies of all such items so identified. For a period of three (3) days following its receipt of the last item so delivered by the Seller, the Purchaser shall have the right to disapprove the Final Schedule and any and all items described or referred to therein. Such right shall be exercised by Purchaser's delivery to Seller of written notice of disapproval expressly referencing this Section. The Purchaser shall have the right to exercise such right of disapproval in its sole discretion.

                                  ARTICLE III

                       REPRESENTATIONS OF THE PURCHASER

     The Purchaser represents and warrants as follows:

     Section 3.1    Existence and Good Standing of the Purchaser; Authorization.
                    -----------------------------------------------------------

                    (a) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

                    (b) The Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by it of the Transactions, have been duly authorized and approved by the board of directors of the Purchaser and no other corporate or similar action on the part of the Purchaser or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the Transactions. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution of this Agreement by the Selling Parties, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to the Enforceability Exceptions.

     Section 3.2    Consents and Approvals; No Violations. The execution and
                    -------------------------------------
delivery of this Agreement, the consummation of the Transactions and compliance by the Purchaser with the provisions hereof will not (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of the Purchaser, (b) require any Consent under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument to which the Purchaser is a party or by which its assets are bound, (c) result in the creation or imposition of any Encumbrance upon any of the outstanding shares of the capital stock or assets of the Purchaser, or (d) subject to obtaining the Consents from Governmental Authorities referred to in
Section 4.4(a) hereof, contravene any provision of any Law to which the Purchaser or its assets or properties are subject.

     Section 3.3    Purchase for Investment. The Purchaser will acquire the
                    -----------------------
Units solely for its own account for investment and not with a view toward any resale or distribution thereof.

     Section 3.4    Broker's or Finder's Fees. Except for the fees of J.H.
                    -------------------------
Chapman LLC (for which the Purchaser shall be solely responsible), no agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the Transactions.

     Section 3.5    No Material Adverse Change. Except as described in the
                    --------------------------
Purchaser's disclosures filed with the U.S. Securities and Exchange Commission, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Purchaser and, to the Purchaser's Knowledge, no event has occurred or circumstance exists that may result in such material adverse change.

                                  ARTICLE IV

                 ADDITIONAL AGREEMENTS OF THE SELLING PARTIES

     Section 4.1    Conduct of Business of the Company and the Company
                    --------------------------------------------------
                    Subsidiaries.
                    ------------

                    (a) Unless Purchaser shall otherwise agree in writing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Seller shall cause the Company to, and the Company shall (and cause each of the Company Subsidiaries to) (1) conduct the Business in the ordinary course and consistent with past practice,
(2) use the commercially reasonable efforts of the Company and of the Company Subsidiaries to preserve intact their business organization, keep available the services of its and their officers and employees, maintain satisfactory relationships with all Persons with whom it and they do business, and preserve the possession, control and condition of all of its and their assets, and (3) refrain from taking any of the following actions:

                         (i)    amend or propose to amend the articles of
incorporation or bylaws of the Company or any Company Subsidiary;

                         (ii)   authorize for issuance, issue, grant, sell,
pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of the Company Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any of its subsidiaries;

                         (iii)  split, combine or reclassify any shares of the
Company's capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or any Company Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                         (iv)   (A) create, incur, assume, forgive, or make any
changes to the terms of or the collateral securing any receivables or employee or officer loans or advances, (B) create, incur, assume, or make any change to the terms of or the collateral securing any indebtedness of the Company, except for planned expansion as contemplated in the Business Plan or to refinance existing obligations on terms that are no less favorable to the Company or its subsidiaries than the existing terms; (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person , except to finance planned expansion as contemplated in the Business Plan; (D) make or incur any expenditure in an amount over $100,000, except for planned expansion as contemplated in the Business Plan; (E) make any loans, advances or capital contributions to, or investments in, any other Person (other than to a Company Subsidiary and customary travel, relocation or business advances to employees);
(F) acquire the stock or assets of, or merge or consolidate with, any other Person; (G) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice , except obligations in connection with the finance of planned expansion as contemplated in the Business Plan; or (H) sell, transfer, mortgage, pledge, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and the Company Subsidiaries taken as a whole other than to secure debt permitted under subclause (A) of this clause (iv) or other than in the ordinary course of business consistent with past practice;

                         (v)    increase in any manner the wages, salaries,
bonus, compensation or other benefits of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or Affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement, or enter into or engage in any agreement, arrangement or transaction with any of its directors, officers, employees or affiliates except current compensation and benefits in the ordinary course of business, consistent with past practice, or in accordance with the Business Plan;

                         (vi)   (A) commence or settle any litigation or other
proceedings with any Governmental Authority or other person, or (B) make or rescind any election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, change any method of accounting or make any other material change in its accounting or Tax policies or procedures.

                         (vii)  adopt or amend any resolution or agreement
concerning indemnification of its directories, officers, employees or agents;

                         (viii) commit or omit to do any act which act or
omission would cause a breach of any covenant contained in this Agreement or would cause any representation or warranty contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

                         (ix)   fail to maintain its books, accounts and records
in the usual manner on a basis consistent with that heretofore employed;

                         (x)    materially increase or decrease the average
restaurant, corporate or warehouse facility inventory or house bank accounts in any Restaurant;

                         (xi)   enter into any new line of business;

                         (xii)  enter into any lease, contract or agreement
pursuant to which the Company is obligated to pay or incur obligations of more than $10,000 per year, other than (i) the purchase of inventory in the ordinary course of business consistent with past practice or (ii) in connection with planned expansion as contemplated in the Business Plan;

                         (xiii) make any changes to its current investment
strategy, policy or practices;

                         (xiv)  make, engage or incur costs for the design or
construction of any new Restaurant, the remodeling or renovation of existing Restaurants or Restaurants except as provided in the Business Plan;

                         (xv)   allow any employee or other person to remove any
Company asset, display, proprietary asset, retail item or other property from the corporate office, warehouses, restaurants of the Company or any other Company facilities;

                         (xvi)  issue any gift certificates, coupons or
complimentary rights for dining or retail other than in such amounts as are in the ordinary course of business consistent with past practice; or

                         (xvii) authorize any of, or agree to commit to do any
of, the foregoing actions.

                    (b) The Selling Parties shall, and shall cause the Company Subsidiaries to, use its or their commercially reasonable efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits necessary for, or otherwise material to, such business.

     Section 4.2    Notification of Certain Matters. The Selling Parties shall
                    -------------------------------
give prompt notice to Purchaser if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the Transactions, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority in connection with the Transactions; (iii) the occurrence of an event which would be reasonably likely to have a Company Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any Company Subsidiary, or any of their respective properties or assets, or, to the Selling Parties' Knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any Company Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Sale.

     Section 4.3    Access and Information.  The Purchaser may, prior to the
                    ----------------------
Closing Date, through its representatives, review the properties, books and records of the Company to familiarize itself with such properties and the business of the Company. The Selling Parties shall cause the Company to permit the Purchaser and its representatives to have reasonable access to the Restaurants and the Company's other properties and facilities and to the books and records of the Company during normal working hours and upon reasonable notice to conduct such review. As part of its review, the Purchaser shall have the right to conduct physical inspections of the

Restaurants and any Company facilities (and the structures located thereon) owned or leased by the Company.

     Section 4.4    Reasonable Best Efforts.
                    -----------------------

                    (a) Subject to the terms and conditions herein provided, the Selling Parties shall use commercially reasonable efforts take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Transactions (provided that the Selling Parties shall not cause the Company to make any payment or amend the terms of any agreement in connection with obtaining any such Consent without the prior written approval of Purchaser) and (ii) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, the Selling Parties shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions to Closing set forth herein.

                    (b) The Selling Parties shall inform Purchaser regularly, and to respond to requests of Purchaser, as to the status of whether or not each Consent required from third parties (other than Governmental Authorities) in connection with this Agreement and the Transactions have been obtained. The Selling Parties shall promptly deliver to Purchaser in writing a reasonably detailed notice (the "Consent Notice") as to the status of all such material Consents on the sixtieth calendar day (such date, the "Consent Notice Date") following public announcement of the Sale. In the event that the Selling Parties have not obtained any one or more of such Consents by the Consent Notice Date, then Purchaser shall have up to and including the date (the "Decision Date") which is ten business days following the later of the date of its receipt of such written notice and the Consent Notice Date to (i) terminate this Agreement in accordance with Section 8.1(e) hereof or (ii) waive any such one or more Consents by delivery of a reasonably detailed written notice to the Selling Parties (any such Consents so waived in writing by Purchaser, collectively, the "Waived Consents"); provided, however, that in the event that Purchaser has not by or on the Decision Date either (i) terminated this Agreement in accordance with Section 8.1(e) hereof or (ii) waived all such Consents, then this Agreement shall terminate without any action by any party hereto in accordance with
Section 8.1(f) hereof. Notwithstanding any such waiver of Consents, if Purchaser has not so terminated this Agreement, the Selling Parties shall continue to use their commercially reasonable efforts to actually obtain the Waived Consents pursuant to Section 4.4(a) up to the Closing Date.

     Section 4.5    Public Announcements.  So long as this Agreement is in
                    --------------------
effect, the Selling Parties shall not, and shall cause the Company and the Company Subsidiaries not to, (a) issue or cause the publication of any press release or any other announcement or communication with respect to the Transactions without the written consent of Purchaser, or (b) discuss with the press or the media this Agreement, or the Transactions (and will refer any and all questions and inquiries to Purchaser), except in any case under (a) or (b) where such release or announcement is required by applicable Law, in which case the Company, prior to making such announcement, will consult with Purchaser regarding the same. Selling Parties will have a reasonable opportunity to review and comment upon any press release to be issued by Purchaser in connection with this Agreement, consistent with Purchaser's legal obligations to make public disclosure.

     Section 4.6    No Solicitation.
                    ---------------

                    (a) The Selling Parties shall not, nor shall they permit the Company or the Company Subsidiaries or any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them, it or any of the Company Subsidiaries, directly or indirectly, to (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action knowingly designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Company Sale Proposal or (ii) participate in any discussion or negotiations regarding any Company Sale Proposal.

                    (b) In addition to the obligations of the Company set forth in paragraphs (a), the Selling Parties shall promptly advise Purchaser orally and in writing of any request for information or of any Company Sale Proposal, the material terms and conditions of such request or the Company Sale Proposal and the identity of the person making such request or Company Sale Proposal and shall keep Purchaser fully informed on a prompt basis with respect to any developments with respect to the foregoing.

     Section 4.7    Personal Guarantees.  The Selling Parties may, in their sole
                    -------------------
discretion, seek to obtain from third parties the termination of, and release from Liability under, any personal guarantees by the Principals of any Liability of the Company. The failure of the Selling Parties to obtain any such termination or release shall not be a Selling Parties condition precedent to effecting the Sale and the other Transactions.

     Section 4.8    Service Mark Registration.  Following the date hereof, the
                    -------------------------
Selling Parties will promptly use their best efforts cause the Company to change the trademark and service mark under which the Restaurants are operated from "Oscar's" to another mark eligible for registration in the United States Patent and Trademark Office. The new mark shall be approved in writing by the Purchaser. The Selling Parties shall, or shall cause the Company to use their best efforts, comply with all of the Company's obligations under the letter agreement dated May 5, 2000 between the Old Company and Hilton.

     Section 4.9    Non-Competition.
                    ---------------

                    (a) The parties acknowledge that the Principals have intimate knowledge of the Business, which, if exploited by him or her in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of the Purchaser and its Affiliates to continue the Business acquired pursuant hereto.

                    (b) To induce the Purchaser to enter into this Agreement, the Principals have agreed to the provisions of this Section 4.9.

                    (c) Each of the Principals covenant and agree that for the period ending five (5) years from the Closing Date or two years after the date of the termination of his employment with Purchaser or an Affiliate thereof, whichever is the last to occur, such Principal will not, without the prior written consent of Purchaser, directly or indirectly, in Southern California or the greater Phoenix metropolitan area (the "Territory"), compete with the Business.

                    (d) For purposes of this Section 4.9, the term "compete" shall mean (a) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee engaged in, or who has in the preceding four months has been engaged in, the Business either on behalf of himself or herself or any other person or entity; or (b) entering into or attempting to enter into any business directly competing with the Business within the Territory, either alone or with any individual, partnership, corporation or association.

                    (e) For purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (a) acting as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise, which is competing (as defined in Section 4.9(c), above) with the Business; or (b) participating in any such competing entity or enterprise, or any Business affiliate of such entity or enterprise, as an owner, partner, limited partner, joint venturer, creditor, or shareholder (except as a shareholder holding less than a five percent interest in a corporation whose shares are actively traded on a regional or a national securities exchange or in the over-the-counter market).

                    (f) The Principals recognize that the territorial and time limitations set forth in Section 1, above, are reasonable, not burdensome and are properly required by Law for the adequate protection of Purchaser, and in the event that such territorial or time limitations are deemed to be unreasonable by a court of competent jurisdiction, then Principals and Purchaser agree and submit to the reduction of either said territorial or time limitation, or both, to such an area or period as said court shall deem reasonable.

                    (g) Each of the Principals acknowledges that his or her expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach by him or her of any of the provisions of this Agreement cannot be reasonably or adequately compensated in damages in an action at law and that such breach will cause Purchaser irreparable injury and damage. Each of the Principals further acknowledges that he or she possesses unique skills, knowledge and ability and that competition in violation of this Agreement would be extremely detrimental to Purchaser. By reason thereof, each of the Principals agrees that Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement, without proof of actual damages that have been or may be caused to Purchaser by such breach or threatened breach; provided, however, that
                                                         --------  -------
no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach.

                    (h) Notwithstanding any provision of this Section 4.9 to the contrary, John shall not be prohibited from acting as a consultant for or making a passive minority equity investment in, any privately held company engaged in the operation of "fine dining" restaurants exclusively.

                    (i) The provisions of this Section 4.9 shall not apply to any activities by Tamara after the expiration of the twelve (12) month period following the termination of her Employment Agreement, to the extent such activities do not relate to any restaurant business involving all of the following:

                         (1)  A menu that is substantially similar to the menu
of the New Company's business; or

                         (2)  A "quick service" or counter service or partial
counter service restaurant having an average check amount per person that is substantially similar to the average check in the New Company's business.

     Section 4.10   Adjustments to Company Financial Statements. On or before
                    -------------------------------------------
the Closing Date, the Company shall establish such reserves and shall make such other adjustments to the Company Financial Statements as are necessary to bring them into conformity with GAAP as customarily applied to the Purchaser's financial statements.

     Section 4.11   Company Options.  The Principals and the Shareholders agree
                    ---------------
to use commercially reasonable efforts to ensure that, as of the effective date of the merger contemplated as part of the Reorganization, the Seller shall be the only holder of Units and that there shall be no outstanding options to purchase any Units. Accordingly, following the date of this Agreement, the Selling Parties shall use their best efforts to obtain the items described in
Section 1.3(bb) and (cc), and shall do so in compliance with applicable law.

                                   ARTICLE V

                    ADDITIONAL AGREEMENTS OF THE PURCHASER

     Section 5.1    Access and Information.  Between the date of this Agreement
     -----------
and the Closing Date, Purchaser will give, and shall direct its accountants and legal counsel to give, the Selling Parties and their authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Purchaser and its subsidiaries, and to the parties thereto, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish the Selling Parties with (a) such financial and operating data and other information with respect to the business and properties of Purchaser and its Subsidiaries as the Selling Parties may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by Purchaser or any of its Subsidiaries pursuant to the requirements of applicable securities laws or the NYSE.

     Section 5.2    Notification of Certain Matters.  Purchaser shall give
                    -------------------------------
prompt notice to the Selling Parties if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the Transactions, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any securities exchange) in connection with the Transactions; (iii) the commencement or threat of any litigation involving or affecting Purchaser or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Purchaser or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Sale.

     Section 5.3    Reasonable Best Efforts.  Subject to the terms and
                    -----------------------
conditions herein provided, Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Transactions and (ii) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Purchaser agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions to Closing set forth herein.

     Section 5.4    Filing Fees.  Purchaser shall be responsible and bear the
                    -----------
cost of all filing and application fees and expenses of the Selling Parties (other than the costs of the Company's officers and employees and any attorneys' fees and costs) in connection with any required applications, statements, filings or submissions to the SEC or pursuant to the HSR Act or to obtain any Consents from any Governmental Authorities required for the consummation of the Transactions.

     Section 5.5    Personal Guarantees.  The Purchaser shall use its
                    -------------------
commercially reasonable efforts to cooperate with any efforts of the Selling Parties to obtain a termination of, or release from Liability under, any Qualified Personal Guarantees by the Principals. The Purchaser's efforts need not include more than the following: (a) providing such third parties with financial and other information regarding the Purchaser; (b) offering, or causing a Subsidiary to offer, to assume the guarantee sought to be terminated; or (c) providing, or causing a Subsidiary to provide, a replacement guarantee. Effective immediately following the Closing Date, Purchaser shall indemnify and hold harmless the Principals from and against Liability under any Qualified Personal Guarantee as to which a release or termination has not been obtained on or before the Closing Date.

     Section 5.6    Certain Tax Matters.
                    -------------------

                    (a) For all purposes of this Agreement, Taxes other than income Taxes shall be allocated to periods before or after Closing based on the actual revenue, receipts, income, expense, loss, and operations of the Seller during such periods and in the case of ad valorem Taxes based on the lapse of time before and after Closing during the relevant Tax period, except that (i) any Taxes imposed on the New Company pursuant to California Revenue & Taxation Code (S) 17942 shall be allocated entirely to the period after Closing, and (ii) no increase in the rate of any such Tax as a result of the transactions contemplated by this Agreement (for example, a reassessment of value for ad valorem Tax purposes) shall be considered to be allocable to any period before Closing.

                    (b) The Seller shall be entitled to all refunds of Taxes relating to any period or partial period before Closing, and Purchaser shall pay to Seller the amount of such refund promptly upon receipt thereof by Purchaser or any Affiliate of Purchaser unless such refund has been treated as an asset of the Company.

                    (c) Purchaser shall use commercially reasonable best efforts to cause the New Company to assume the Old Company's obligations to pay federal and state employment taxes, file federal and state employment tax returns and provide Forms W-2 to employees of the Old Company hired by the New Company, so as to avoid over-withholding as to such employees and to avoid requirements to provide Forms W-2 on an expedited basis, as contemplated by Internal Revenue Service Revenue Procedure 96-60, 1996-2 C.B. 399 and/or Internal Revenue Service Revenue Ruling 62-60, 1962-1 C.B. 1986 and corresponding provisions of state law.

                  (d) Shareholders shall be responsible for preparing and filing the short period tax return for Seller and Old Company for the calendar year 2000 from January 1, 2000 to the Closing Date. Purchaser shall be supplied with a copy of such tax return.

                                  ARTICLE VI

                                  CONDITIONS

     Section 6.1  Conditions to Each Party's Obligations The respective
                  --------------------------------------
obligations of the Selling Parties and the Purchaser to effect the Sale of the Shares and the other Transactions shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

                  (a)  No Injunction.  No order, statute, rule, regulation
                       -------------
executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated, or enforced by any Governmental Authority since the date of this Agreement which prohibits or prevents the consummation of the Transactions which has not been vacated, dismissed or withdrawn prior to the Closing Date.

                  (b)  HSR.  Any waiting period applicable to the Sale under
                       ---
the HSR shall have expired or early termination thereof shall have been granted.

     Section 6.2  Conditions to Selling Parties' Obligations. The obligations
                  ------------------------------------------
of the Selling Parties to effect the Transactions shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions, any one or more of which may be waived by a Selling Party:

                  (a)  Purchaser Representations and Warranties.  The
                       ----------------------------------------
representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a "material adverse effect", "material" or other materiality qualifier, such representation or warranty shall be true and correct in all respects) as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except those representation and warranty that speak as of an earlier date, which shall be true and correct as of such earlier date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Purchaser Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

                  (b)  Performance of Agreements.  Each and all of the
                       -------------------------
covenants of the Purchaser to be performed at or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects.

                  (c)  Deliveries.  The Purchaser shall have tendered delivery
                       ----------
of all items described in Section 1.4 of this Agreement which are required to be delivered at or prior to the Closing in accordance with such section.

                  (d)  No Insolvency.  There shall not have occurred any Event
                       -------------
 of Insolvency with respect to the Purchaser.

                  (e)  Continued Listing.  The SII Common Stock shall not have
                       -----------------
on a national securities exchange.

     Section 6.3  Conditions to Purchaser's Obligations. The obligation of the
                  -------------------------------------
Purchaser to effect the Transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

                  (a)  Selling Parties' Representations and Warranties.  The
                       -----------------------------------------------
representations and warranties of the Selling Parties contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a "material adverse effect", "material" or other materiality qualifier, such representation or warranty shall be true and correct in all respects) as of the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except those representation and warranty that speak as of an earlier date, which shall be true and correct as of such earlier date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Selling Parties' Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

                  (b)  Performance of Agreements.  Each and all of the
                       -------------------------
covenants of the Selling Parties to be performed at or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects.

                  (c)  Deliveries.  The Selling Parties shall have tendered
                       ----------
delivery of all items described in Section 1.3 of this Agreement which are required to be delivered at or prior to the Closing in accordance with such section.

                  (d)  Governmental and Other Approvals.  All Consents
                       --------------------------------
necessary by Governmental Authorities to permit the consummation of the Transactions shall have been received and shall be in full force and effect.

                  (e)  Company Real Property Leases.  None of the Company Real
                       -----------------------------
Property Leases shall have been terminated. No landlord or lessor under any Company Real Property Lease shall have failed to have consented in writing to the Reorganization or the Transactions, or shall have exercised or asserted, in connection with the Reorganization or the Transactions, any right to declare a default, terminate, purchase tenant's interest in or the premises leased under, or increase by more than 10% any rent or other charges under any Company Real Property Lease.

                  (f) There shall not have been any Material Adverse Effect with respect to the Company.

                  (g) The Purchaser shall not have exercised its right of disapproval in accordance with Section 2.26 of this Agreement.

                                  ARTICLE VII

                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     Section 7.1  Survival of Representations.  The representations and
                  ---------------------------
warranties of the Selling Parties contained in Article II and the representations and warranties of the Purchaser contained in Article III (or in any Selling Party's Closing Certificate or any Purchaser's Closing Certificate) are made only as of the date of this Agreement and as of the Closing Date. Such representations and warranties shall survive the Closing Date, notwithstanding any investigation made or information obtained by the other party, but shall expire on the last day of the eighteenth (18th) calendar month following the month in which the Closing Date occurs, except for the representations and warranties set forth at Sections 2.4, 2.12, 2.14 and 2.19, which shall expire upon the expiration of the applicable statute of limitations (or, in the case of Section 2.19, four years).

     Section 7.2  Indemnification by Selling Parties.  Subject to the
                  ----------------------------------
limitations of Section 7.5, each of the Selling Parties shall indemnify, defend and hold the Purchaser and its officers, directors, Affiliates and agents, and any successors thereto, harmless from Damages incurred or paid by any such Persons as a result of (i) the failure of any representation or warranty made by the Selling Parties in this Agreement, the Selling Parties' Closing Certificate, or the Selling Parties' Disclosure Statement to be true and correct as of the Closing Date, (ii) the breach by the Selling Parties of any of its covenants in this Agreement, (iii) any Liability of any of the Selling Parties to any holder of Company Options, whether arising under contract or federal or state securities or other applicable law, or (iv) any Liability of the Company arising under the January 4 Note.

     Section 7.3  Indemnification by Purchaser.  Subject to the limitations of
                  ----------------------------
Section 7.5, the Purchaser shall indemnify, defend and hold each of the Selling Parties and any of their respective officers, directors, Affiliates and agents, and any successors thereto, harmless from Damages incurred or paid by any such Persons as a result of (i) the failure of any representation or warranty made by the Purchaser in this Agreement, the Purchaser's Closing Certificate, or the Purchaser's Disclosure Statement to be true and correct as of the Closing Date or (ii) the breach by the Purchaser of any of its covenants in this Agreement.

     Section 7.4  Insurance Recoveries
                  --------------------

                  (a) The Purchaser with respect to any claim of indemnity under Section 7.2, and the Selling Parties with respect to any claim of indemnity under Section 7.3, shall use their respective reasonable best efforts to effect any available recovery from an insurer with respect to any insurance policy under which Damages may be recovered.

                  (b) The obligations of the Purchaser and the Selling Parties described in Section 7.4(a):

                       (i) need not be performed before a claim of indemnity is made under this Article 7;

                       (ii) are not conditions precedent to any party's indemnification obligations under this Article 7;

                       (iii) shall not be deemed to have been suspended, excused or waived by the payment of any amount with respect to a claim of indemnity under this Article 7;

                       (iv) shall not be interpreted to obligate an Indemnified Party to initiate, pursue or join in any litigation against any insurer or any other Person in order to effect any such recovery; provided, however, in the event that any Indemnified Party declines to pursue any such action or litigation against any insurer, the Indemnified Party shall, upon the Indemnifying Party's written request, shall promptly assign to the Indemnifying Party the Indemnified Party's rights and claims, if any, against such insurer with respect to any such recovery; provided further, in the event that the Indemnifying Party thereafter initiates or pursues any litigation or other proceeding against the insurer with respect to any such assigned rights or claims, the Indemnifying Parties shall indemnify, defend and hold the Indemnified Party harmless from and against any Liability as the Indemnified Party may suffer or incur in connection with such litigation or proceeding.

                  (c) The amount of any indemnity to which an Indemnified Party may be entitled under Section 7.2 or 7.3 hereof shall be reduced by the net (after deducting all attorney fees, expenses and other costs of recovery) amount such Indemnified Party recovers from any insurer in respect of such Damages.

                  (d) If an Indemnified Party recovers any amount (after deducting all attorney fees, expenses and other costs of recovery) from any insurer or other party in respect of any Damages after the Indemnifying Party has paid all or a portion of such Damages, then in the case of a claim of indemnity under Section 7.2 the Selling Parties and in the case of a claim of indemnity under Section 7.3 the Purchaser shall reimburse the Indemnifying Party in an amount equal to the lesser of (x) the net recovery amount received by the Indemnified and (y) the amount of Damages paid by the Indemnifying Party.

     Section 7.5  Limitations.  The obligations to indemnify set forth in
                  -----------
Section 7.1 and 7.2 shall be subject to the following limitations:

                  (a) No Indemnified Party shall be entitled to indemnity pursuant to Section 7.2 if the Damages for which indemnity is sought arose out of or from (i) the failure of any representation or warranty made by the Purchaser in this Agreement, the Purchaser's Closing Certificate, or the Purchaser's Disclosure Statement to be true and correct in all material respects as of the Closing Date or (ii) the breach by the Purchaser of any of its covenants in this Agreement.

                  (b) No Indemnified Party shall be entitled to indemnity pursuant to Section 7.3 if the Damages for which indemnity is sought arose out of or from (i) the failure of any representation or warranty made by the Selling Parties in this Agreement, the Selling Parties' Closing Certificate, or the Selling Parties' Disclosure Statement to be true and correct in all material respects as of the Closing Date or (ii) the breach by any of the Selling Parties of any of their covenants in this Agreement.

                  (c) No Indemnified Party shall be entitled to indemnity pursuant to Section 7.2 for any single claim of Damages not exceeding $2,500, and unless, until, and only to the extent that the aggregate Damages for which all claims of indemnity under such section have been made (including one or more claims of Damages not exceeding $2,500) exceed $150,000. After the $150,000 has been exceeded, the $2,500 threshold per item still applies, other than with respect to a series of substantially similar related claims, including a class action.

                  (d) No Indemnified Party shall be entitled to indemnity pursuant to Section 7.3 for any single claim of Damages not exceeding $2,500, and unless, until, and only to the extent that the aggregate Damages for which all claims of indemnity under such section have been made (including one or more claims of Damages not exceeding $2,500) exceed $150,000. After the $150,000 has been exceeded, the $2,500 threshold per item still applies, other than with respect to a series of substantially similar related claims, including a class action.

                  (e) All claims of indemnity under Section 7.2 with respect to the failure of any representation or warranty made by the Selling Parties in this Agreement, the Selling Parties' Closing Certificate, or the Selling Parties' Disclosure Statement to be true and correct in all material respects as of the Closing Date, and all claims of indemnity under Section 7.3 with respect to the failure of any representation or warranty made by the Purchaser in this Agreement, the Purchaser's Closing Certificate, or the Purchaser's Disclosure Statement to be true and correct in all material respects of the Closing Date, must be asserted on or prior to the date of expiration of such representations and warranties set forth in Section 7.1, by the transmittal of written notice to the other party prior to such date of expiration, and all proceedings with respect to such claims must be brought within six months after such date of expiration.

                  (f) No Indemnified Party shall be entitled to indemnity pursuant to Section 7.2(i) for Damages in an aggregate amount exceeding $3,512,000.

                  (g) No Indemnified Party shall be entitled to indemnity pursuant to Section 7.3(i) for Damages in an aggregate amount exceeding $3,512,000.

                  (h) No Indemnified Party shall be entitled to indemnity from the Old Company or the New Company pursuant to Section 7.2 for Damages arising after the Closing Date.

     Section 7.6  Sole Recourse. Following the Closing Date, an Indemnified
                  -------------
Party's sole recourse and remedy for monetary damages against an Indemnified Party in respect of any breach of any representation, warranty or covenant in this Agreement or any exhibit or schedule attached hereto or any certificate delivered in connection herewith shall be under the provisions of and to the extent provided in this Article 7.

     Section 7.7  Indemnification Procedure.
                  -------------------------

                  (a) Promptly after incurring Damages, the assertion by a third party of a claim that could give rise to Damages against an Indemnified Party, or the discovery of facts or circumstances following the Closing which could give rise to a claim under this
Article 7, the Indemnified Party shall promptly deliver a Certificate to the Indemnifying Party.

                  (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within thirty (30) days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to binding, final and non-appealable arbitration in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event of arbitration, each party shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. Such arbitrators shall either be chosen from retired judges of the California court system or be other qualified individuals mutually acceptable to both the Purchaser and the Selling Parties. Notwithstanding anything to the contrary in this Section 7.7(b), the parties to any arbitration conducted pursuant to this Section 7.7(b) shall have the right to conduct limited discovery consistent with the nature and complexity of the dispute which is the subject of such arbitration.

                  (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurring by such Indemnified Party of Damages for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party), and the payment of expenses. Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (x) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (y) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (z) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interests of the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the written consent of the Indemnifying Party, but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                  (d) Claims for Damages specified in any Certificate to which an Indemnifying Party shall not object in writing within thirty (30) of receipt of such Certificate, claims for Damages covered by a memorandum of agreement of the nature described in Section 7.7(b), claims for Damages the validity and amount of which have been the subject of judicial determination as described in
Section 7.7(b) and claims for Damages the validity and amount of which shall have been the subject of a final, non-appealable judicial determination, or shall have been settled with the consent of the Indemnifying Party, as described in Section 7.7(c) are hereinafter referred to, collectively, as "Agreed Claims". Within ten business days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than one business day prior to such payment.

     Section 7.8  Right of Offset. If the Purchaser incurs any Damages for
                  ---------------
which it is entitled to indemnification from any of the Selling Parties pursuant to the procedure set forth in Section 7.7 above, and there is not a sufficient number of Units held by the Purchaser pursuant to the Pledge Agreement to reimburse the Purchaser for such Damages, Purchaser may, subject to Sections 7.4 and 7.5, apply all or any part of any payment that is payable to any of the Selling Parties under this Agreement, the Call Option Agreement, or the Put Option Agreements in order to pay, or to provide for the payment of, any of such Damages. The exercise of such right of offset by the Purchaser hereunder shall be evidenced by means of a notice to such effect given by the Purchaser to the Seller. Seller shall have fifteen (15) days to respond to the notice before Purchaser may make an offset. Upon the exercise by the Purchaser of its right of offset hereunder, (a) the amount to which the Purchaser is entitled to offset shall be and is deemed to be, applied in reduction of, and shall constitute a payment of, any amount due under any provision of this Agreement, or the Call Option Agreement, or the Put Option Agreements, as applicable, to the extent specified in the notice of offset. No rights of offset may be exercised by Purchaser without complying with Section 7.7 hereof.

                                 ARTICLE VIII

                                  TERMINATION

     Section 8.1  Events of Termination.  This Agreement may be terminated at
                  ---------------------
any time prior to the Closing Date as follows:

                  (a) by mutual written consent of the Purchaser and all of the Selling Parties;

                  (b) by either Purchaser or any of the Selling Parties if the Sale shall not have been consummated on or prior to September 1, 2000, provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Sale to be consummated by such time;

                  (c) by Purchaser if any of the Selling Parties shall have breached in any material respect any of such party's representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 business days after the giving of written notice to the Company;

                  (d) by any of the Selling Parties if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 business days after the giving of written notice to Purchaser;

                  (e) by Purchaser on or before the Decision Date if any one or more Consents required from third parties (other than Governmental Authorities) in connection with this Agreement and the Transactions have not been obtained; and

                  (f) without any action on the part of any party hereto on the day immediately following the Decision Date in the event that, and only in the event that, (i) Purchaser has not terminated this Agreement by or on the Decision Date pursuant to Section 8.1(e) or (ii) Purchaser has not waived any material Consents specified in the Consent Notice and which are required from third parties (other than Governmental Authorities) in connection with this Agreement and the Transactions which have not been obtained by the Company prior to or on the Decision Date.

     Section 8.2  Effect of Termination.  In the event that this Agreement
                  ---------------------
shall be terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof of any other party relating to the Transactions, whether obtained before or after the execution hereof, to the party furnishing the same.

                                  ARTICLE IX

                                  DEFINITIONS

     In this Agreement, the following expressions shall have the following meanings unless the context otherwise requires:

     "Additional Consideration Table" shall mean the schedule attached hereto as
      ------------------------------
Exhibit 23.

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by or under direct or indirect common control with another Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreed Claims" shall have the meaning set forth in Section 7.3(d) hereof.
      -------------

     "Board Resolutions" of a corporation party to this Agreement shall mean the
      -----------------
resolutions of the corporation's board of directors approving the Agreement and the Transactions and authorizing the officers of the corporation, on behalf of the corporation, to enter into the Agreement and carry out the Transactions.

     "Business" shall mean the operation of the Restaurants and all other
      --------
businesses of the Company and the Company Subsidiaries as currently conducted.

     "Business Plan" shall mean the Company's Business Plan attached as  Exhibit
      -------------
21.

     "Call Option Agreement" means the Call Option Agreement in the form
      ---------------------
attached to this Agreement as Exhibit 15, under which the Seller grants to the Purchaser an option to purchase the Retained Units.

     "CERCLA" shall mean the Comprehensive Environmental Response Compensation
      ------
and Liability Act of 1980, 42 USC (S)9601 et. seq.
                                          --- ----

     "Certificate" shall mean the certificate referenced in Section 7.7 of this
      -----------
Agreement which shall:

          (i) state that the Indemnified Party has paid or properly accrued Damages or reasonably anticipates that it will incur liability for Damages for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

          (ii) specify in reasonable detail each individual item of Damage included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled under Section 7.2 or 7.3 of this Agreement.

     "Clean Air Act" shall mean the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.
      -------------

     "Closing" shall mean the consummation of the Sale and "Close" shall have a
      -------
correlative meaning.

     "Closing Current Assets" shall mean current assets of the Company
      ----------------------
(consisting of any accounts receivable, inventory, prepaid expenses and cash and cash equivalents) on a consolidated basis as of the Closing Date as shown on the Closing Financial Statements.

     "Closing Current Indebtedness" shall mean the current portion of Closing
      ----------------------------
Indebtedness on a consolidated basis as of the Closing Date as shown on the Closing Financial Statements.

     "Closing Current Liabilities" shall mean the current liabilities of the
      ---------------------------
Company (consisting of any accounts and notes payable, accrued expenses, provisions for taxes and current maturity on long-term debt) on a consolidated basis as of the Closing Date as shown on the Closing Financial Statements, but shall not include Closing Current Indebtedness.

     "Closing Date" shall mean the 10:00 a.m., PST, on July 16, 2000, or, if the
      ------------
conditions to the Closing have not been satisfied or performed by such date, then the date and time as soon as practicable thereafter following satisfaction or performance of all such conditions.

     "Closing Indebtedness" shall mean (i) any liability, of the Company or any
      --------------------
of the Company Subsidiaries (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or any of the Company Subsidiaries or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) or (C) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others of the kind described in the preceding clause (i) which the Company or any of the Company Subsidiaries has guaranteed or which is otherwise the legal liability of any such Person; (iii) any obligation secured by an Encumbrance to which any of the property or assets of the Company or any of the Company Subsidiaries are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and
(iv) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii), in each case on a consolidated basis as of the Closing Date as determined from the Closing Financial Statements, other than the Bridge Note (as defined in the Loan Documents).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Company" shall mean the Old Company before and the New Company on and
      -------
after the merger pursuant to the Reorganization.

     "Company Contract" shall mean (i) any Company Real Property Lease and (ii)
      ----------------
any franchise, management, royalty, license, lease or joint venture agreement or any note, bond, mortgage, indenture, contract, lease, license, agreement or instrument involving obligations of more than $10,000 to which the Company or a Company Subsidiary is a party or subject or by which the Company or a Company Subsidiary is bound.

     "Company Employee Benefit Plan" shall mean all Employee Benefit Plans that
      -----------------------------
the Company or by a member of the Controlled Group of Employers maintains for current or former employees of the Company or by a member of the Controlled Group of Employers with respect to their employment by the Company or by a member of the Controlled Group of Employers.

     "Company Financial Statements" shall mean the audited consolidated
      -----------------------------
financial statements as of December 31, 1999 and unaudited interim financial statements as of March 31, 2000 of the Company ("Interim Statement").

     "Company Intellectual Property" shall mean all (1) trademarks and service
      -----------------------------
marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (2) patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations in part, renewals or extensions; (3) recipes and trade secrets, including confidential and other non-public information; (4) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto (including but not limited to operating manuals); (5) databases and all database rights; and (6) Internet Web sites, domain names and applications and registrations pertaining thereto that, in each case, are used in the Business.

     "Company Material Adverse Effect" shall mean any material adverse effect on
      -------------------------------
the Business, assets, prospects, condition (financial or otherwise), Liabilities or the results of operations of the Company or any of the Company Subsidiaries, other than any such effect resulting from, arising out of, or relating to (i) general business or economic conditions, (ii) conditions generally affecting the industry in which the Company competes, or (iii) the taking of any action required by this Agreement.

     "Company Options" shall mean any options, warrants or other rights to
      ---------------
purchase or acquire any capital stock of the Old Company.

     "Company Permits" shall mean any permits (including signage permits),
      ---------------
certificates, licenses (including alcoholic beverage licenses), approvals and other authorizations required in connection with the operation of the Business.

     "Company Real Property" shall mean any and all real property owned in fee
      ---------------------
or leased by the Company or any of the Company Subsidiaries as of the date hereof, including all improvements.

     "Company Real Property Leases" shall mean any lease of real property to
      ----------------------------
which the Company or a Company Subsidiary is a party.

     "Company Sale Proposal" means any inquiry, proposal or offer from any
      ---------------------
person relating to (1) any direct or indirect acquisition or purchase of assets of the Company and the Company Subsidiaries other than in the ordinary course of business, (2) any issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) any securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of the Company or any Company Subsidiary, (3) any tender offer, exchange offer or other transaction in which, if consummated, any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Securities Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of, any of the outstanding voting capital stock of the Company, or, (4) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, other than the Transactions.

     "Company Subsidiary" shall mean any Subsidiary of the Company.
      ------------------

     "Consent" of or by a specified Person shall mean any consent, approval,
      -------
waiver or authorization by or notice to or declaration or filing with a specified Person.

     "Consent Notice" shall have the meaning set forth in Section 4.4(b).
      --------------

     "Consent Notice Date" shall have the meaning set forth in Section 4.4(b).
      -------------------

     "Consulting Agreements" shall mean the Consulting Agreements in the forms
      ---------------------
attached to this Agreement as Exhibits 7 and 8, between the New Company and Oscar Sarkisian and Pat Sarkisian, respectively.

     "Contingent Obligation" shall mean any Liability of a Person under a
      ---------------------
guaranty or other contract pursuant to which a Person has agreed to be responsible for the obligations of another Person which is not a party to this Agreement.

     "Controlled Group of Employers" shall have the meaning set forth in Section
      -----------------------------
2.12 hereof.

     "Damages" shall mean any and all damages, losses, Liabilities, costs and
      -------
expenses, including reasonable attorneys' and other professional fees and cost, including both claims of third parties and economic losses, other than charges for in-house counsel and in-house administrative charges and other than lost profits or punitive damages.

     "Decision Date" shall have the meaning set forth in Section 4.4(b).
      -------------

     "Earn-Out Period" shall mean the period beginning on the first day of the
      ---------------
calendar month in which the Closing Date occurs and ending on the last day of the thirtieth (30th) calendar month thereafter.

     "Employee Benefit Plan" shall mean any (a) nonqualified deferred
      ---------------------
compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan intended to be qualified under Code Section 401(a), (c) defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) intended to be qualified under Code Section 401(a) or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA
      -----------------------------
Section 3(2).

     "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA
      -----------------------------
Section 3(1).

     "Employment Agreements" means the Employment Agreements in the forms
      ---------------------
attached to this Agreement as Exhibits 9 through 12, between the Company, as employer, and a Seller or other Person.

     "Encumbrances" shall mean any liens, mortgages, deeds of trust, pledges,
      ------------
security interests, charges, encumbrances, restrictions, adverse rights or claims of every kind and character.

     "Enforceability Exceptions" shall mean the extent to which the
      -------------------------
enforceability of a contractual obligation may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     "Entity Good Standing Certificate" shall mean, with respect to a legal
      --------------------------------
entity, a certificate by the Secretary of State of the jurisdiction in which such legal entity has been organized to the effect that the legal entity is in good standing as a legal entity in such jurisdiction.

     "Environmental, Health and Safety Laws" shall mean all RCRA, CERCLA, the
      -------------------------------------
Clean Air Act, the Federal Water Act, the Hazardous Materials Transportation Act, 49 USC (S)1801, et. seq., and all other federal, state and local statutes,
                     --- -----
regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those concerning the handling, transportation, treatment, release, storage, disposal, distribution, labeling, testing, processing or discharge of Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Escrow" shall have the meaning given to such term in Section 1.7 hereof.
      ------

     "Escrow Agreement" shall have the meaning given to such term in Section 1.7
      ----------------
hereof.

     "Escrow Holder" shall have the meaning given to such term in Section 1.7
      -------------
hereof.

     "Event of Insolvency" shall take place with respect to a Person if:
      -------------------

                  (a) such Person shall (i) make a general assignment for the benefit of creditors; (ii) generally not be paying its debts as such debts become due; (iii) admit in writing its inability to pay its debts as they become due; (iv) file a voluntary petition in bankruptcy; (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction; (vi) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property; (vii) be the subject of any such proceeding filed against it that remains undismissed for a period of 90 days; (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding; (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 90 days; (x) wind up, liquidate or dissolve; or (xi) take any formal action for the purpose of effecting any of the foregoing; or

                  (b) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging such Person bankrupt or insolvent; (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of such Person under the United States bankruptcy laws or any other applicable federal or state law; (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Person or of any substantial part of the property thereof; or (iv) ordering the winding up or liquidation of the affairs of such Person, and any such decree or order continues unstayed and in effect for a period of 90 days.

     "Excess Restaurant EBITDA" shall mean the amount by which Restaurant EBITDA
      ------------------------
exceeds the Full Target for Restaurant EBITDA as set forth in the Additional Consideration Table.

     "Federal Water Act" shall mean the Federal Water Act, 33 U.S.C. (S)(S) 1251
      -----------------
et seq.

     "GAAP" means generally accepted accounting principles, applied on a
      ----
consistent basis.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self regulatory organization.

     "Hazardous Substances" shall mean any toxic or hazardous substances or
      --------------------
wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated by-phenyls, petroleum products including gasoline, fuel oil, crude oil, and various constituents of such products, and any hazardous substance as defined in CERCLA.

     "Holdback Amount" shall have the meaning given to such term in Section 1.7
      ---------------
hereof.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Party" shall mean any party entitled to indemnification under
      -----------------
Article VII.

     "Indemnifying Party" shall mean any party that is required to indemnify
      -------------------
another party under Article VII.

     "IRS" shall mean the Internal Revenue Service of the United States of
      ---
America.

     "January 4 Note" shall mean the Promissory Note dated January 4, 2000 in
      --------------
the original principal amount of $265,000 by the Old Company to George Celmo.

     "Landlord Estoppel Certificates" shall mean landlord estoppel certificate
      ------------------------------
in form reasonably satisfactory to the Purchaser pursuant to which the landlords or lessors of Company Real Property Leases (a) consent to the assignment of the Company Real Property Leases and any change of control of the tenant pursuant to the Reorganization and the Transactions, (b) waive any right to purchase or terminate, or increase rent or other charges, or exercise any other special remedy under the Company Real Property Lease in connection with the Reorganization and the Transactions, and (c) certify the full force and effect of, and the absence of any default under, the Company Real Property Lease and make such other statements or certifications as are usual and customary in such instruments.

     "Law" shall mean any statute, law, rule or regulation or any order,
      ---
decision, injunction, judgment, aware or decree.

     "Letter of Intent" shall mean the Letter of Intent dated February 28, 2000
      ------ -- ------
between the Selling Parties and the Purchaser.

     "Liabilities" means any claim, debt, liability or obligation of any kind
      -----------
whatsoever, whether arising under contract or applicable law or in connection with a business, and whether conditioned or absolute, liquidated or unliquidated, contingent or non-contingent.

     "Liquor License Approvals" means any consent or approval of any
      ------------------------
Governmental Authority required in connection with any assignment, transfer or change in control of beer and wine or other alcoholic beverage licenses of the Company pursuant to the Reorganization or the Transactions.

     "Loan Documents" shall have the meaning set forth in the Credit Agreement
      --------------
in the form attached hereto as Exhibit 22.

     "Material Adverse Effect" means any occurrence, condition or event which
      -----------------------
when taken individually or together with other occurrences, conditions or events would have a material adverse effect on the financial condition or results of operations a Person or Persons.

     "Membership Interest" shall mean the ownership interests of the New
      -------------------
Company.

     "Multiemployer Plan" shall have the meaning set forth in ERISA Section
      ------------------
3(37).

     "Net Sales" shall mean the net revenues of the Restaurants, including total
      ---------
cash, credit card receipts and amounts sold on account for food and non-food purchases minus applicable sales tax minus promotions, discounts and complementary meals. Net Sales shall include sales made in exchange for goods or services in a bartering transaction for the value of those services.

     "New Company" shall have the meaning set forth in the introductory
      -----------
paragraph hereof.

     "Number of Business Units" shall mean the actual number of Restaurant
      ------------------------
locations opened for business on December 31, 2002.

     "NYSE" shall mean the New York Stock Exchange, Inc.
      ----

     "Old Company" shall have the meaning set forth in the introductory
      -----------
paragraph hereof.

     "Payment Instructions" shall have the meaning given to such term in Section
      --------------------
1.7 hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.
      ----

     "Permits" shall mean any business or other licenses, certificates of
      -------
authority, certificates of occupancy, permits (including, without limitation, conditional use permits and such other entitlements), variances, exemptions, orders or other approvals or authorizations.

     "Permitted Encumbrances" shall mean (a) liens with respect to Taxes either
      ----------------------
not delinquent or being diligently contested in appropriate proceedings; and (b) mechanics', materialmen's or similar statutory liens for amounts not yet due or being diligently contested in appropriate proceedings.

     "Person" shall mean and include an individual, a partnership, a joint
      ------
venture, a limited liability company, a corporation, a trust, an unincorporated organization and any Governmental Authority.

     "Pledge Agreement" shall mean the Membership Interest Pledge Agreement in
      ----------------
the form attached to this Agreement as Exhibit 18 pursuant to which the Seller, as Pledgor, pledges the Retained Units as security for its obligations under the
Article VII hereof.

     "Post-Closing Period" shall mean any taxable year or other taxable period
      -------------------
that begins after the Closing Date.

     "Pre-Closing Period" shall mean any taxable year or other taxable period
      ------------------
that ends on or before the Closing Date.

     "Principals" shall refer to Oscar, Pat, John, Bernadette and Tamara, as
      ----------
such terms are defined in the introductory paragraph hereof.

     "Prohibited Transaction" shall have the meaning set forth in ERISA Section
      ----------------------
406 and Code Section 4975.

     "PST" shall mean Pacific Standard Time.
      ---

     "Purchase Price" shall mean the consideration for the Purchased Units,
      --------------
consisting of cash of $16,000,000.00, the Warrants, and the Additional Consideration.

     "Purchased Units" shall have the meaning set forth in the introductory
      ---------------
paragraph hereof.

     "Purchaser" shall have the meaning set forth in the introductory paragraph
      ---------
hereof.

     "Purchaser's Closing Certificate" shall mean a certificate of an officer of
      -------------------------------
the Purchaser, dated as of the Closing Date, to the effect set forth in Section 6.2(a) hereof.

     "Purchaser's Knowledge" shall mean the knowledge of the officers of
      ---------------------
Purchaser, after reasonable inquiry.

     "Put Option Agreements" mean the Put Option Agreements in the form attached
      ---------------------
to this Agreement as Exhibits 16 and 17, under which the Purchaser grants to the Seller an option to sell the Retained Units to the Purchaser.

     "Qualified Personal Guarantee" shall mean any personal guarantee in effect
      ----------------------------
as of the date hereof (other than to Southwest Community Bank) by a Principal of any Liability of the Company, other than a guarantee that is expected to be paid or performed in full on or before the Closing.

     "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, 42
      ----
USC (S)6901 et. seq.
            --- ----

     "Releases" shall mean the General Releases of Liability in the forms
      --------
attached to this Agreement as Exhibits 1 through 6, in which claims and liabilities against the Company and the Purchaser are waived and released.

     "Reorganization" shall mean the series of actions by which, on or before
      --------------
the Closing, the Seller and the New Company shall be organized, the Principals shall contribute all of the issued and outstanding shares of the Old Company's capital stock to the Seller, and the Old Company shall merge with and into the New Company, the outstanding shares of the Old Company capital stock shall be canceled and the New Company shall issue all of its authorized Units of Membership Interests to the Seller. In connection with such transactions, Seller shall make an election pursuant to Section 1361(b)(3) of the Code to treat Old Company as a qualified Subchapter S subsidiary.

     "Restaurant" means any restaurants owned or operated by the Company.
      ----------

     "Restaurant EBITDA" shall mean Net Sales minus Restaurant operating costs,
      -----------------
determined in accordance with GAAP, including, but not limited to, food, beverage and paper products, wages, benefits, workers' compensation insurance and payroll taxes for Restaurant employees, bonuses paid to Restaurant employees, pre-opening costs, advertising costs directly benefiting the Restaurants, auto and travel incurred by Restaurant employees, bank charges for restaurant bank accounts, cash short/(over), charitable contributions, credit card discounts, dues and subscriptions incurred by the Restaurant managers, seminars and educational materials for Restaurant employees, authorized entertainment expenses incurred by Restaurant employees, property, auto and general liability insurance, Restaurant supplies, laundry and uniforms, payroll processing costs, consulting expenses directly related to one or more allocated salaries for corporate repair and maintenance personnel that is allocated to the Restaurants based on actual hours worked at the Restaurants, taxes (excluding federal and state income taxes) and licenses, telephone, utilities and various other expenses.

     "Retained Units" means the eighteen (18) outstanding units of Membership
      --------------
Interest of FFPE, LLC held by the Seller that are not subject to the Sale, which units represent eighteen percent (18%) of all of the outstanding units of Membership Interest.

     "Sale" shall have the meaning set forth in Section 1.2.
      ----

     "Seller" shall have the meaning set forth in the introductory paragraph
      ------
hereof.

     "Selling Parties" shall mean the Seller, the Principals, the Shareholders,
      ---------------
the Old Company and the New Company.

     "Selling Parties' Closing Certificate" shall mean a certificate of, an
      ------------------------------------
officer of, the Selling Parties, dated as of the Closing Date, to the effect set forth in Section 6.3(a).

     "Selling Parties' Disclosure Schedule" shall mean the Selling Parties'
      ------------------------------------
Disclosure Schedule attached hereto as Exhibit 19.

     "Selling Parties' Knowledge" shall mean the knowledge of the Seller and the
      --------------------------
officers and directors of the Company, in each case after reasonable inquiry.

     "Shareholders" shall mean John, Bernadette, the Oscar and Martha Trust and
      ------------
the Tamara Trust.

     "SII Common Stock" means the common stock of Sizzler International, Inc.,
      ----------------
par value $.01 per share.

     "Subsidiary" of any specified Person shall mean shall mean any corporation
      ----------
any of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity any of the total equity interest of which, is directly or indirectly owned by such specified Person.

     "Tax or Taxes" shall mean all U.S. or non-U.S. federal, national, state,
      ------------
county, local, municipal or provincial taxes, or assessments, duties, fees, levies or other governmental charges in the nature of taxes, including all net income, gross income, ad valorem, gains, profits, capital stock, advance corporation, production, business and occupation, employment, payroll, estimated, stamp, registration, transfer, custom duties, excise, franchise, license, severance, premium, windfall profits, environmental (including taxes under Code Section 59A), unemployment, disability, alternative or add-on minimum, gross receipt, real property, capital, personal property, withholding, FICA, sales and use taxes, VAT, taxes withheld from or payable with respect to employees' salaries (whether or not requiring the filing of returns), and all additions to tax, penalties (civil or criminal), and interest relating thereto.

     "Tax Certificate" shall mean, with respect to a corporation, a certificate
      ---------------
by the appropriate official of the jurisdiction in which such corporation has been incorporated to the effect that the corporation has no outstanding tax delinquencies in such jurisdiction and with respect to a limited liability company, a certificate by the appropriate official of the jurisdiction in which such limited liability Company has been formed to the effect that the limited liability Company has no outstanding tax delinquencies in such jurisdiction.

     "Tax Returns" shall have the meaning set forth in Section 2.14(a) hereof.
      -----------

     "Termination Date" shall have the meaning given to such term in Section 1.8
      ----------------
hereof.

     "Total EBITDA" shall mean the consolidated total earnings of the Company
      ------------
before deductions for interest, income taxes, depreciation and amortization as determined in accordance with GAAP.

     "Transactions" means the Sale and the other transactions contemplated by
      ------------
this Agreement.

     "Transfer Taxes" shall mean all stamp, deed, duties, notary public and
      --------------
other similar taxes, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the sale of the Stock contemplated herein.

     "Units" shall mean units of Membership Interest.
      -----

     "Unit Certificates" shall mean duly executed certificates of the New
      -----------------
Company evidencing Units of Membership Interest.

     "Warrants" shall mean the warrants to purchase 1,250,000 shares of SII
      --------
Common Stock at an exercise price of $4.00 per share, each in the form attached to this Agreement as Exhibit 13 between the Purchaser and the Person therein named.

     "Warrant Registration Rights Agreement" shall mean the Warrant Registration
      -------------------------------------
Rights Agreement attached to this Agreement as Exhibit 17.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1   Confidentiality. Unless (i) otherwise expressly provided in
                    ---------------
this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, the NYSE, (iii) necessary to secure any required Consents as to which the other party has been advised or (iv) consented to in writing by Purchaser and the Company, any information or documents furnished in connection herewith shall be kept strictly confidential by the Selling Parties, Purchaser and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Purchaser, after consultation with Selling Parties, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Transactions, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, the Purchaser, after consultation with Selling Parties, may include a prospectus containing any information required to be included therein with respect to the Sale, including, but not limited to, financial statements and pro forma financial information with respect to the Company, and thereafter distribute said prospectus. Purchaser and the Selling Parties shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Sale is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim,
(ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or
(iii) such information becomes generally available to the public other than by breach of this Section 10.1. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the name in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     Section 10.2   Expenses.  The Purchaser shall bear all reasonable
                    --------
attorneys' fees and costs of the Selling Parties directly incurred in connection with the Reorganization, in an amount not to exceed $20,000. Except as otherwise expressly set forth herein, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

     Section 10.3  Waiver of Compliance; Consents Any failure by any of the
                   --------------------
Selling Parties on the one hand, or the Purchaser on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Purchaser on the one hand, or the Selling Parties, on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 10.4  Governing Law; Consent to Jurisdiction. The interpretation
                   -------------
and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California by California residents without regard to California choice of law principles.

     Section 10.5  Exhibits and Schedules.  All Exhibits and Schedules are
                   ----------------------
incorporated herein by reference.

     Section 10.6  Captions.  The Article and Section captions used herein are
                   --------
for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 10.7  Notices.  Any notice or other communications required or
                   -------
permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

                 if to the Purchaser at:

                 Sizzler International, Inc.
                 6101 West Centinela Avenue
                 Culver City, California  90230
                 Attn: Michael B. Green, Esq.
                 Tel:  (310) 568-0135
                 Fax:  (310) 568-8255

                 with a copy to its counsel at:

                 Pachulski, Stang, Ziehl, Young & Jones PC
                 10100 Santa Monica Boulevard Suite 1100
                 Los Angeles, California  90067
                 Attn: David J. Barton, Esq.
                 Tel:  (310) 277-6910
                 Fax:  (310) 201-0760

                 and if to any of the Selling Parties at the address listed for such party on Schedule 24:

                 and with a copy to their counsel at:

                 Sheppard, Mullin, Richter & Hampton, LLP
                 501 West Broadway
                 19th Floor
                 San Diego, California 92101-3598
                 Attn: Richard L. Kintz, Esq.
                 Tel:  (619) 338-6500
                 Fax:  (619) 234-3815

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered to and received by the party to whom it is directed three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or upon delivery via overnight courier service, in each case addressed to the intended recipient as described above. Any notice, request, claim, demand or other communication given in any other manner shall only be deemed received by the intended recipient thereof upon such recipient's actual receipt thereof.

     Section 10.8    Parties in Interest. This Agreement may not be transferred,
                     -------------------
assigned, sold, conveyed, pledged or hypothecated by any party hereto without the express prior written consent of the other party, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 10.9    Counterparts. This Agreement may be executed in two or more
                     ------------
counterparts, all of which taken together shall constitute one instrument.

     Section 10.10   Entire Agreement.  This Agreement, including the Exhibits,
                     ----------------
Schedules and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes the Letter of Intent (which shall cease to have any force or effect) and all other prior agreements and understandings (written or oral) between the parties with respect to such subject matter.

     Section 10.11   Amendments.  This Agreement may not be changed orally, but
                     ----------
only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the parties hereto.

     Section 10.12   Third Party Beneficiaries. Nothing contained in this
                     -------------------------
Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

     Section 10.13   Waiver of Certain Damages.  The parties to this Agreement
                     -------------------------
expressly waive and forgo any right to recover indirect, special, incidental, consequential, punitive, exemplary or similar damages (collectively, "Special Damages") in any arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney or any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.13. The parties expressly agree that nothing in this Section 10.13 shall in any manner be deemed to modify or limit the definition of Damages for purposes of the interpretation or enforcement of the provisions of Article VII hereof relating to any party's obligation to defend or indemnify the other against claims asserted against such party by third parties.

     Section 10.14  Severability.  In case any provision in this Agreement shall
                    ------------
be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     Section 10.15  Specific Performance. The parties hereto agree that
                    --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     Section 10.16  Disclosure Schedules. The Selling Parties and Purchaser
                    --------------------
acknowledge that the Selling Parties' Disclosure Schedule and the Purchaser's Disclosure Schedule (i) relate to certain matters concerning the disclosures required and the Transactions, (ii) are qualified in their entirety by reference to specific provisions of this Agreement and (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Purchaser, as the case may be, except to the extent required by this Agreement.

     Section 10.17  Principles of Construction
                    --------------------------

                    (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

                    (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                    (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", unless already expressly followed by such phrase or the phrase "but not limited to".

                    (d) All references to "U.S. dollars" or "$" shall be deemed references to lawful money of the United States of America.

                    (e) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

                    (f) All words importing any gender shall be deemed to include the other genders.

                    (g) All references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to.

                    (h) Unless otherwise specified, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements thereto.

                    (i) Each party has reviewed and commented upon this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.


     Section 10.18  WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN
                    --------------------
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT, EXCEPT AS SET FORTH IN SECTION 7.7(b) HEREOF, THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 10.19  Shareholders' Representative.
                    ----------------------------

             (a) The Shareholders, by entering into this Agreement and the Transactions, hereby irrevocably appoint John Sarkisian (the "Shareholders' Representative") as their agent and attorney-in-fact for purposes of this Agreement, and consent to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by the Seller or Shareholders pursuant to the EBITDA Adjustment Guidelines attached hereto as Exhibit 26, and take all actions necessary in the judgment of the Company Shareholders' Representative for the accomplishment of the foregoing, and John Sarkisian hereby accepts his appointment as the Shareholders' Representative for purposes of this Section 10.19. Purchaser shall be entitled to deal exclusively with the Shareholders' Representative on all matters relating to this Section 10.19, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Representative, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Representative, as fully binding upon such Shareholder.

          (b) Shareholders' Representative shall not be liable for any act done or omitted hereunder as the Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall severally indemnify the Shareholders' Representative and hold the Shareholders' Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of the Shareholders' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Representative.

          IN WITNESS WHEREOF, each of the Selling Parties and the Purchaser have executed this Agreement as of the day and year first above written.

                                          PURCHASER:
                                          ---------

                                          Sizzler International, Inc.,
                                          a Delaware corporation



                                          By:__________________________________
                                             Name:
                                             Title:



                                          By:__________________________________
                                             Name:
                                             Title:

                               SELLER:
                               ------

                               FFPE Holding Company, Inc.,
                               a Delaware corporation



                               By:__________________________________
                                  Name:
                                  Title:



                               By:__________________________________
                                  Name:
                                  Title:

                               PRINCIPALS AND SHAREHOLDERS:
                               ---------------------------

                               Oscar:



                               _____________________________________
                               Oscar Sarkisian

                               Pat:



                               _____________________________________
                               Martha Patricia Sarkisian

                               The Oscar and Martha Trust:



                               By:__________________________________
                                  Oscar Sarkisian, Co-Trustee of Sarkisian
                                  Family Trust UDT dated 7/19/95



                               By:__________________________________
                                  Martha Patricia Sarkisian, Co-Trustee of
                                  Sarkisian Family Trust UDT dated 7/19/95

                                      John:



                                      _____________________________________
                                      John Sarkisian

                                      Bernadette:



                                      _____________________________________
                                      Bernadette Sarkisian

                                      Tamara:



                                      _____________________________________
                                      Tamara Sarkisian-Celmo

                                      The Tamara Trust:



                                      By:__________________________________
                                         Tamara Sarkisian-Celmo, Trustee of the
                                         Tamara Sarkisian-Celmo Family Trust
                                         UDT dated 10/16/97

                                      THE OLD COMPANY:
                                      ---------------

                                      S& C Company, Inc.,
                                      a California corporation



                                      By:__________________________________
                                         Name:
                                         Title:



                                      By:__________________________________
                                         Name:
                                         Title:

                                        THE NEW COMPANY:
                                        ---------------

                                        FFPE, LLC,
                                        a Delaware limited liability company


                                        By:______________________________
                                           John Sarkisian, President
                                           FFPE Holding Company, Inc., a
                                           Delaware corporation, its sole member

                                    EXHIBITS
                                    --------



1.   General Release of Liability by John Sarkisian
2.   General Release of Liability by Pat Sarkisian
3.   General Release of Liability by Oscar Sarkisian
4.   General Release of Liability by Tamara Sarkisian-Celmo
5.   General Release of Liability by Joseph Anfuso
6.   General Release of Liability by Christopher Thomas
7.   Consulting Agreement of Oscar Sarkisian
8.   Consulting Agreement of Pat Sarkisian
9.   Employment Agreement of John Sarkisian
10.  Employment Agreement of Tamara Sarkisian-Celmo
11.  Employment Agreement of Joseph Anfuso
12.  Employment Agreement of Christopher Thomas
13.  Warrant
14.  Form of Warrant Registration Rights Agreement
15.  Call Option Agreement
16.  Put Option Agreement (John Sarkisian)
17.  Put Option Agreement (Tamara Sarkisian-Celmo)
18.  Membership Interest Pledge Agreement
19.  Selling Parties' Disclosure Schedule
20.  [Intentionally omitted.]
21.  Business Plan
22.  Credit Agreement
23.  Additional Consideration Table
24.  Schedule of Addresses
25.  Amended and Restated Limited Liability Company Agreement of the New Company
26.  EBITDA Adjustment Guidelines
27.  Allocation of Purchase Price

                                  EXHIBIT 23
                         ADDITIONAL CONSIDERATION TABLE


                                 ---------------------------------------------------------------------
                                    Minimum Criteria             Additional                  Maximum
                                 ---------------------------------------------------------------------

                              Minimum                      For Each     Additional      Full
    Performance criteria      Target          Earn-Out    Additional     Earn-Out      Target        Earn-Out
    --------------------      ------          --------    ----------     --------      ------        --------
    Net Sales                $97,137,000      $527,000     $100,000      $   540     $114,279,000    $  620,000

    Restaurant EBITDA        $17,766,000      $790,500     $100,000      $ 4,450     $ 20,901,000    $  930,000

    Total EBITDA             $ 8,800,000      $527,000     $100,000      $ 5,990     $ 10,353,000    $  620,000

    No. of Business Units             15      $697,500     $      1      $46,500               20    $  930,000
                                                                                                     ----------


                                                                                                     $3,100,000
                                                                                                     ==========

For example, if Net Sales, Restaurant EBITDA, Total EBITDA and Number of Business Units are $110,000,000, $19,000,000, $9,500,000 and 19, respectively, then the amount of the Additional Consideration under this subparagraph (i) shall be $2,895,000 (i.e., $597,000 + $845,000 + $569,000 + $884,000 =
$2,895,000).

The minimum threshold of $100,000 for each additional increment is by way of example. Entitlements to additional increments will be prorated from the first dollar of overage on each of the four categories.

                                  EXHIBIT 23

                                  EXHIBIT 24

John and Bernadette Sarkisian
P.O. Box 970
Cardiff, CA  92007

Oscar and Pat Sarkisian
1484 La Plaza
San Marcos, CA  92069

Tamara Sarkisian-Celmo
8405 Rice Court
San Diego, CA  92129

                                  EXHIBIT 24

                          EBITDA ADJUSTMENT GUIDELINES

The parties acknowledge that a substantial portion of the value of the sale of the Membership Interests may be related to the Additional Consideration described in Section 1.5 of the Agreement. Therefore, Seller and Purchaser have agreed upon the following EBITDA Adjustment Guidelines:

1.  Intercompany Accounting.  During the term of the Earn Out Period, for
    ------------------------
purposes of determining Additional Consideration, the EBITDA of the Company shall be adjusted to eliminate any impact adverse to Seller of any of the following items, unless such item is agreed to by Seller in the Agreement or otherwise [or required under GAAP]:

     (a) Any charge or allocation of any corporate overhead services or similar items (collectively, "Overhead Charges");

     (b) Any charge to the Company for any costs related to the Sizzler acquisition of the Company, including, but not limited to: acquisition expenses, legal expenses, investment banking and similar expense;

     (c) Any non-recurring or extraordinary charges other than attributed to the Company during the Earn Out Period from any source;

     (d) Any subsequent change to the reserves of the Company established at the Closing (as defined in the Agreement); and

     (e) The 2% management fee, if any, paid or payable to Purchaser permitted in Section 6.5 of the limited liability company agreement of the Company.

2.  Corporate Services.  During the term of the Earn Out Period, in the event
    -------------------
that Sizzler can provide needed goods and services at a price and terms equal to or less than the price and terms offered by and at a quality level equal to that of unaffiliated third parties, then such goods and services shall be acquired from Sizzler.

3.  Volume Discounts.  During the term of the Earn Out Period, Sizzler shall not
    ----------------
charge the Company for any volume purchasing discounts that the Company is able to recognize as a result of the joint purchasing power of Sizzler and the Company.

4.  Consent.  For purposes of these Guidelines, the agreement of John Sarkisian
    -------
shall be conclusively presumed to be the agreement of the Seller and of the Shareholders.

                                  EXHIBIT 26